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EXHIBIT 2.1

AGREEMENT AND PLAN OF REORGANIZATION

        This Agreement and Plan of Reorganization (hereinafter called the "Agreement"), dated as of August 21, 2002, is executed by and between Texas Regional Bancshares, Inc., McAllen, Texas, a Texas corporation ("Texas Regional") and San Juan Bancshares, Inc., a Texas corporation ("San Juan Bancshares").

        Texas Regional indirectly owns a commercial banking business in Texas through its wholly owned subsidiary, Texas Regional Delaware, Inc., a Delaware corporation ("TRD") which owns all of the capital stock of Texas State Bank, a Texas state banking association ("Texas State Bank").

        San Juan Bancshares indirectly owns a commercial banking business in Texas through its wholly owned subsidiary, San Juan Delaware Financial Corporation, a Delaware corporation ("San Juan Delaware"), which owns all of the authorized, issued and outstanding capital stock of Texas Country Bank ("Texas Country Bank"), formerly known as San Juan State Bank.

        As used in this Agreement, any reference to the subsidiaries of San Juan Bancshares includes any and all direct or indirect subsidiaries of San Juan Bancshares, including specifically but without limitation San Juan Delaware and Texas Country Bank.

        Each of the shareholders of San Juan Bancshares listed on Annex A (the "Principal Shareholders") has of even date herewith executed a Shareholders' Agreement and Irrevocable Proxy, in the form attached hereto as Annex B, for the limited purpose of evidencing such shareholder's consent to and approval of the transaction herein described and pursuant to which each has agreed to vote for the transaction at the San Juan Bancshares shareholders meeting and to support and recommend the transaction to the other shareholders of San Juan Bancshares.

W I T N E S S E T H:

        This Agreement provides for the merger of San Juan Bancshares and San Juan Delaware with and into TRD, a direct wholly-owned subsidiary of Texas Regional, pursuant to the terms of this Agreement and Plan of Reorganization. Both as of the date hereof and as of the date of Closing, the aggregate outstanding number of San Juan Bancshares shares is and shall be 11,239 shares of common stock. As a result of the merger, the shareholders of San Juan Bancshares (other than any shareholder exercising dissenters' rights of appraisal) will receive shares of Texas Regional Class A Voting Common stock in exchange for their shares of San Juan Bancshares common stock. With the closing of the transaction, San Juan Bancshares and San Juan Delaware shall each be merged with and into TRD, and each will cease its separate existence. After the merger, Texas Country Bank will be merged with and into Texas State Bank.

        As a result of the merger of San Juan Bancshares and San Juan Delaware with and into TRD, all rights, privileges, immunities, powers and franchises of each of TRD, San Juan Bancshares and San Juan Delaware shall be merged into TRD as the surviving corporation. Without any other action, at the Effective Time, TRD shall be vested with all property, real, personal and mixed, of the merging corporations and shall thereafter possess all of the interests, both public and private, of each of the merging corporations and all claims of creditors of each of TRD, San Juan Bancshares and San Juan Delaware shall survive and any liens shall be preserved unimpaired in TRD as the surviving corporation. All of the foregoing shall be effected pursuant to and as set forth in this Agreement and in Articles of Merger (the "Articles of Merger") to be executed by and among TRD, San Juan Bancshares and San Juan Delaware in the form required by the Secretary of State of Texas, and a Certificate of Merger (the "Certificate of Merger") to be executed by and among TRD, San Juan Bancshares and San Juan Delaware in the form required by the Secretary of State of Delaware.

        In addition, following the Effective Time of the merger of San Juan Bancshares and San Juan Delaware into TRD, it is anticipated that Texas Country Bank will be merged with and into Texas State Bank, and all rights, privileges, immunities, powers and franchises of each of Texas State Bank and

Texas Country Bank shall be merged into Texas State Bank as the surviving banking association. Without any other action, at the Effective Time, Texas State Bank shall be vested with all property, real, personal and mixed, of Texas Country Bank and Texas State Bank and shall thereafter possess all of the interests, both public and private, of each of Texas Country Bank and Texas State Bank, and all claims of creditors of each of Texas State Bank and Texas Country Bank shall survive and any liens shall be preserved unimpaired in Texas State Bank as the surviving banking association. All of the foregoing shall be effected pursuant to and as set forth in Articles of Merger to be executed in the form required by the Texas Banking Department by and among Texas State Bank and Texas Country Bank.

        For Federal income tax purposes, the Merger is intended to qualify as a tax-free reorganization pursuant to Section 368 of the Internal Revenue Code of 1986, as amended.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLE 1
PLAN OF MERGER

        1.1    The Merger.    Following approval of the merger transaction by applicable regulatory authorities and the shareholders of San Juan Bancshares, and the fulfillment of other conditions precedent to such merger transaction as herein described, TRD, San Juan Bancshares and San Juan Delaware shall each execute and deliver a Certificate of Merger (the "Certificate of Merger") in the form required for filing with the Secretary of State of Delaware and Articles of Merger (the "Articles of Merger") in the form required for filing with the Secretary of State of Texas. At the Effective Time of the Merger, the rights of the shareholders of San Juan Bancshares shall, without the requirement of further action on the part of the shareholders, immediately be converted into the right to receive shares of Texas Regional Class A Voting Common stock as herein provided, and each such shareholder shall cease to be a shareholder of San Juan Bancshares and his, her or its share certificate shall for all purposes be deemed only to represent a right to receive shares of Texas Regional Class A Voting Common stock pursuant to this Agreement.

        1.2    Consideration to San Juan Bancshares Shareholders.

          1.2.1    At the Effective Time, the shares of San Juan Bancshares capital stock held by each shareholder (other than any shareholder validly exercising his or her dissenters' rights of appraisal) shall be automatically converted without any further action on the part of the holder thereof, into the right to receive shares of Texas Regional Class A Voting Common stock, as follows:

            (a)    Each San Juan Bancshares shareholder shall be entitled to receive 13.3475 shares (the "Closing Exchange Ratio") of Texas Regional Class A Voting Common stock, issued pursuant to an effective registration statement, for each share of San Juan Bancshares held, subject to adjustment as hereafter described, which shares shall be distributed to the shareholders of San Juan Bancshares by the Texas Regional transfer agent and registrar as soon as practical following receipt of properly completed transmittal materials from the San Juan Bancshares shareholders following the Closing. Transmittal materials and accompanying instructions shall be mailed by Texas Regional or by Texas Regional's transfer agent to shareholders of record of San Juan Bancshares within five (5) business days following the Closing. An aggregate of 150,012 shares of Texas Regional Class A Voting Common stock (collectively, the "Closing Shares"), subject to adjustment as hereafter described, shall be distributed to San Juan Bancshares shareholders pursuant to this section, less any shares that would otherwise be distributed to San Juan Bancshares shareholders who exercise dissenters' rights of appraisal. The Closing Exchange Ratio and the aggregate number of Closing Shares to be issued in consideration of the Merger are each subject to adjustment as provided in this Agreement, including sections 5.9 and 5.10 below.

            (b)    For purposes of this Agreement, the aggregate number of Closing Shares as stated in section (a) above (including for these purposes any shares that would be distributed to San

    Juan Bancshares shareholders but for their exercise of dissenters' rights of appraisal), prior to any adjustment pursuant to sections 5.9 or 5.10 hereof is referred to as the "Aggregate Maximum Number of Shares."

            (c)    Fractional shares shall not be issued under section (a) above, or otherwise, and any amount otherwise attributable to fractional shares shall be paid in cash in an amount equal to the product of $33.33 multiplied by the fraction of a Texas Regional share that would otherwise have been issued.

            (d)    Amounts payable in respect of shareholders exercising dissenters' rights shall be payable by the surviving corporation in the merger transaction in such amounts and at such times as may be required under applicable provisions of law respecting the exercise of dissenters' rights.

            (e)    The aggregate maximum number of Closing Shares to be delivered at Closing to the shareholders of San Juan Bancshares in exchange for their shares of San Juan Bancshares shall in no event exceed 150,012 shares, less any shares attributable to fractional shares, less any shares attributable to shareholders that have exercised dissenters' rights in connection with the transactions, and less any reduction in the number of shares in the event of an adjustment pursuant to sections 5.9 or 5.10.

          1.2.2    Certificates evidencing the Texas Regional shares to which each shareholder becomes entitled shall be delivered by Texas Regional's transfer agent and registrar to each San Juan Bancshares shareholder following receipt of properly completed transmittal materials. The Closing Shares to which a shareholder may be entitled shall be issued upon surrender of such shareholder's share certificate or certificates evidencing shares of San Juan Bancshares stock. Texas Regional share certificates shall be delivered at the time of Closing to shareholders who have surrendered their San Juan Bancshares share certificates at or prior to the date of Closing, either (i) by mailing the same to the shareholder at the shareholder's address as stated on the stock transfer records of San Juan Bancshares, or (ii) by such other arrangements as may be mutually agreed by and between such former San Juan Bancshares shareholder and Texas Regional or Texas Regional's transfer agent. Any delivery of Texas Regional share certificates to shareholders who surrender their San Juan Bancshares share certificates following the date of Closing shall be mailed to the former San Juan Bancshares shareholder within a reasonable period of time (not to exceed 30 calendar days) following receipt of the shareholder's San Juan Bancshares share certificate. The stock transfer records of San Juan Bancshares shall for all purposes be closed as of the Effective Time, and no transfer of record of any of the shares of San Juan Bancshares capital stock shall take place thereafter.

          1.2.3    Any Texas Regional share certificate that would otherwise have been delivered pursuant to section 1.2.2 to any shareholder of San Juan Bancshares who has exercised his, her or its dissenters' rights of appraisal pursuant to applicable provisions of law shall be retained by Texas Regional until the earlier of (i) such time as the shareholder relinquishes his, her or its right of dissent, at which time the provisions of section 1.2.2 shall apply, except that the time for delivery of such Texas Regional share certificate shall be extended to a reasonable period of time following the date of relinquishment of such dissenters' rights; or (ii) the time of settlement or judicial or other resolution of such shareholder's dissenters' rights action, at which time Texas Regional's obligation to issue or deliver shares to such shareholder shall cease and be of no further force or effect.

          1.2.4    Any dividends (including stock dividends) or other amounts payable to shareholders who surrender their share certificates after the date of Closing shall not be payable until surrender of the shareholder's San Juan Bancshares share certificate, accompanied by properly completed transmittal materials, nor shall any such amounts bear interest attributable to periods either before or after the date of Closing.

        1.3    Closing.    The closing ("Closing") of the transactions contemplated by this Agreement shall be effected on the latest of the following dates, or as promptly thereafter as reasonably practicable (the "Closing Date"):

          1.3.1    The month end next following expiration of any required waiting period following the date of approval by the Federal Reserve Board as required by Section 7.02 herein; or

          1.3.2    Such date as may be prescribed by the Federal Reserve Board, the Texas Banking Department or by any other federal or state agency or authority pursuant to an applicable federal or state law, order, rule or regulation, prior to which consummation of the transactions provided herein may not be effected; or

          1.3.3    If the transactions contemplated by this Agreement are being contested in any legal proceeding and Texas Regional, pursuant to this Agreement (including Section 5.4 hereof), has elected to contest the same, then the date that such legal proceeding has been brought to a conclusion favorable, in the judgment of Texas Regional, to the consummation of the transactions contemplated hereby; or

          1.3.4    Such other date as San Juan Bancshares and Texas Regional may select by mutual agreement.

The Closing shall take place at the offices of Texas Regional, 3900 North 10th Street, Suite 1100, McAllen, Texas, on the Closing Date, or at such other place as shall be mutually agreeable.

        1.4    Effective Time.    The parties hereto agree to take, on or prior to the Closing Date, all such action, and to execute and deliver all such instruments and documents, as may be necessary or advisable, on the advice of counsel, to cause the Articles of Merger, to become effective on the Closing Date. The merger shall become effective (herein referred to as the "Effective Time") upon issuance of a Certificate of Merger by the Office of Secretary of State of Delaware, pursuant to which San Juan Bancshares and San Juan Delaware are merged with and into TRD.

        1.5    Effect of Merger.    As a result of the merger, the assets, liabilities and business of each of San Juan Bancshares and San Juan Delaware, including ownership of all of the capital stock of Texas Country Bank, shall be acquired by TRD, free and clear of any and all liens, claims or encumbrances other than those described in Schedule 1.5.

        1.6    Bank Merger.    San Juan Bancshares and San Juan Delaware shall take, in advance of the Effective Time, any action requested by Texas Regional to facilitate the merger of Texas Country Bank with and into Texas State Bank, including execution and delivery of Articles of Merger, any requested certificates of officers, and such other documents as may be required to cause such merger to become effective in a timely manner.

        1.7    San Juan Bancshares Shareholder Representative.    San Juan Bancshares hereby designates Travis P. Neely (the "San Juan Shareholder Representative") as representative of the San Juan shareholders, to act on behalf of them to facilitate the consummation of the transactions herein described and to facilitate distribution of consideration to the San Juan Bancshares shareholders. Texas Regional shall be entitled to rely upon the San Juan Shareholder Representative's authority to act on behalf of San Juan Bancshares and the San Juan Bancshares shareholders. In the event that the person named as the San Juan Shareholder Representative shall die, become incapacitated or resign from his position as the San Juan Shareholder Representative, then San Juan Bancshares shareholders holding a majority in interest of the San Juan Bancshares capital stock immediately prior to Closing shall appoint a substitute San Juan Shareholder Representative. Any substituted San Juan Shareholder Representative shall only be effective following receipt and acknowledgment by Texas Regional of written notice of such substitution.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF SAN JUAN BANCSHARES

        San Juan Bancshares and San Juan Delaware hereby jointly and severally represent and warrant to, and covenant and agree with, Texas Regional as follows:

        2.1    Organization and Operation of San Juan Bancshares.    San Juan Bancshares is a Texas corporation, duly organized, validly existing and in good standing under the laws of the State of Texas, and has full power and authority (including all licenses, franchises, permits and other governmental authorizations which are legally required) to own its properties and to engage in the business and activities now conducted by it. San Juan Bancshares directly owns all of the issued and outstanding capital stock of San Juan Delaware and thereby indirectly owns all of the issued and outstanding capital stock of Texas Country Bank. San Juan Bancshares is duly registered as a bank holding company with the Federal Reserve Board and is operated in compliance with applicable Federal Reserve Board regulations in all material respects. True and complete copies of the Articles of Incorporation and Bylaws of San Juan Bancshares as amended to date, have been delivered to Texas Regional. San Juan Bancshares is not a reporting company under the Securities Exchange Act of 1934, as amended (the "1934 Act"). The only business of San Juan Bancshares is its ownership and operation of its subsidiary, San Juan Delaware, and ancillary activities directly related thereto. San Juan Bancshares has no assets other than its ownership of all of the capital stock of San Juan Delaware. San Juan Bancshares has no liabilities, liquidated or unliquidated, fixed or contingent, other than its obligations as described in Schedule 2.1. There is presently no default, and no event or circumstance which with the passage of time or the giving of notice could constitute a default, by San Juan Bancshares or any other person under the terms of any instrument describing or securing the obligations of San Juan Bancshares or its subsidiaries. All of the indebtedness and other obligations of San Juan Bancshares have been created and incurred (including any offering or sale of San Juan Bancshares obligations) in compliance with all applicable regulatory requirements in all material respects, including required approvals of the Federal Reserve Board, and all other requirements of law, including compliance with applicable securities laws and regulations in all material respects. San Juan Bancshares is not a member of any joint venture or partnership and San Juan Bancshares does not own the securities of any other entity other than as herein described.

        2.2    Organization and Operation of San Juan Delaware.    San Juan Delaware is a Delaware corporation, duly organized, validly existing and in good standing under the laws of the state of Delaware, and has full power and authority (including all licenses, franchises, permits and other governmental authorizations which are legally required) to own its properties and to engage in the business and activities now conducted by it. San Juan Delaware directly owns all of the issued and outstanding capital stock of Texas Country Bank. San Juan Delaware is duly registered as a bank holding company with the Federal Reserve Board and is operated in compliance with applicable Federal Reserve Board regulations in all material respects. True and complete copies of the Certificate of Incorporation and Bylaws of San Juan Delaware, as amended to date, have been delivered to Texas Regional. San Juan Delaware is not a reporting company under the 1934 Act. The only business of San Juan Delaware is the ownership and operation of its wholly owned subsidiary, Texas Country Bank, and ancillary activities directly related thereto. San Juan Delaware has no liabilities, liquidated or unliquidated, fixed or contingent, and has no assets other than its ownership of all of the capital stock of Texas Country Bank. Without limiting the generality of the foregoing, San Juan Delaware is not a member of any joint venture or partnership and San Juan Delaware does not own the securities of any other entity other than as herein described.

        2.3    Organization and Operation of Texas Country Bank.    Texas Country Bank is a Texas state banking association, duly organized and existing under the laws of the State of Texas, and has full power and authority (including all licenses, franchises, permits and other governmental authorizations which are legally required) to own its properties and to engage in the business and activities now conducted by it, including specifically its commercial banking business. Texas Country Bank has a single branch bank facility, located in the town of Progreso, Texas, and holds a valid branch license for operation of a branch at that location. No license applications are pending for establishment of any other or additional branch facilities. True and complete copies of the Articles of Association and Bylaws of Texas Country Bank, as amended to date, have been delivered to Texas Regional. Texas Country Bank (i) is duly authorized to conduct a general banking business, in accordance with its charter, subject to the supervision of the Texas Banking Department and its primary federal regulator, the Federal Deposit Insurance Corporation, and other applicable regulatory authorities; (ii) is an insured bank as defined in the Federal Deposit Insurance Act; and (iii) has full power and authority (including all licenses, franchises, permits and other governmental authorizations which are legally required) to engage in the business and activities now conducted by it. All books and records related to the business of Texas Country Bank are true, correct and complete. Texas Country Bank's banking and other business activities are in full compliance with sound banking practices and applicable provisions of law, including the Texas Banking Code, the Federal Reserve Act and the regulations of the Texas Banking Department and the Federal Reserve Board in all material respects. Except as disclosed in Schedule 2.3, Texas Country Bank has no subsidiaries or affiliates, owns no voting securities of any other corporation, and is not a member of any joint venture or partnership.

        2.4    Capitalization and Ownership.    The authorized capital stock of San Juan Bancshares consists of 1,000,000 shares of common stock, par value $1.00 per share, of which a total of 11,239 shares (the "Common Shares") are outstanding, all of which have been validly issued and outstanding, are fully paid, nonassessable, and are owned beneficially and of record by the persons named in the shareholder list previously delivered by San Juan Bancshares to Texas Regional. No shares of preferred stock are presently authorized, issued or outstanding, and in fact no shares of preferred stock have ever been issued by San Juan Bancshares. The Common Shares have not been issued in violation of the preemptive rights of any stockholder. The authorized capital stock of San Juan Delaware consists of 1,000 shares of common stock, par value $0.01 per share, all of which are duly authorized, validly issued and outstanding, fully paid, nonassessable, and are owned beneficially and of record by San Juan Bancshares. The authorized capital stock of Texas Country Bank consists of 25,000 shares of capital stock, par value $10.00 per share, all of which are duly authorized, validly issued and outstanding, fully paid, nonassessable, and owned beneficially and of record by San Juan Delaware. There are no outstanding options, warrants, conversion rights, calls or commitments of any kind obligating San Juan Bancshares, San Juan Delaware or Texas Country Bank to issue, directly or indirectly, additional shares of capital stock, and there are no outstanding stock appreciation rights or similar rights to participate in the appreciation of the value of the capital stock of San Juan Bancshares, and no authorization for any of the foregoing has been given. There are, and as of Closing there will be, no bonus agreements, incentive compensation agreements, rights or other agreements of any kind outstanding pursuant to which San Juan Bancshares or any subsidiary is obligated to pay any person any amount calculated with respect to the value (including any appreciation in value) of the capital stock of San Juan Bancshares. Neither San Juan Bancshares, San Juan Delaware nor Texas Country Bank has any outstanding commitment or obligation to repurchase, reacquire or redeem any of its outstanding capital stock.

        2.5    Financial Statements and Records.

          2.5.1    San Juan Bancshares has delivered to Texas Regional (i) the unaudited parent company only balance sheet of San Juan Bancshares, (ii) the unaudited parent company only balance sheet of San Juan Delaware and (iii) the uaudited internally prepared balance sheet of Texas Country Bank, in each case as of December 31, 2001, 2000 and 1999, and the related unaudited consolidated statements of income for each of the years then ended, and the unaudited statements of changes in stockholders' equity and cash flows for the each of the years then ended for each of San Juan Bancshares and San Juan Delaware, accompanied by the compilation report thereon of the independent certified public accountant who prepared such statements (collectively, the "San Juan Year End Financial Statements"). The San Juan Year End Financial Statements fairly present the financial position of San Juan Bancshares and its subsidiaries as of the dates thereof and the results of its operations for the periods indicated in conformity with generally accepted accounting principles applied on a consistent basis. In addition, San Juan Bancshares has delivered to Texas Regional the unaudited balance sheet and regulatory report of condition of San Juan Bancshares as of June 30, 2002, and unaudited balance sheet and regulatory report of condition of Texas Country Bank as of June 30, 2002 and the related unaudited statements of income for the six-month period then ended (collectively, the "San Juan Interim Financial Statements"). The Balance Sheet included within the San Juan Interim Financial Statements is herein referred to as the "San Juan Current Balance Sheet." In the opinion of the management of San Juan Bancshares, the San Juan Interim Financial Statements also fairly present the financial position of San Juan Bancshares and Texas Country Bank as of the date thereof and the results of their respective operations for the period indicated in conformity with generally accepted accounting principles applied on a consistent basis. The San Juan Year End Financial Statements and the San Juan Interim Financial Statements are collectively referred to hereinafter as the "San Juan Financial Statements." The San Juan Financial Statements do not, as of the dates thereof, include any material assets or omit to state any material liability, absolute or contingent, or other fact, the inclusion or omission of which renders such financial statements, in light of the circumstances under which they were made, materially misleading. Without limiting the generality of the foregoing, San Juan Bancshares specifically represents to Texas Regional that San Juan Bancshares and its subsidiaries have no liabilities, either accrued, contingent or otherwise, which, individually or in the aggregate, are material, which have not been reflected in the San Juan Financial Statements, except (a) deposit liabilities and other current liabilities incurred in the ordinary course of business since the date of the balance sheets included therein, and (b) in the case of interim financial statements, normal recurring year-end adjustments, none of which are or will be material. As of the time of Closing, any material liabilities, accrued, contingent or otherwise, which have been incurred since June 30, 2002, will have been fully disclosed to Texas Regional.

          2.5.2    Except as heretofore disclosed in writing to Texas Regional, since December 31, 2000, there have not been any changes which would have a Material Adverse Effect (as hereafter defined) on the financial condition, results of operations, business or prospects of San Juan Bancshares and its subsidiaries, nor have there been any other events or conditions of any character which individually or in the aggregate have or could have a Material Adverse Effect on the financial condition, results of operations, business or prospects of San Juan Bancshares or its subsidiaries.

          2.5.3    The books and records of San Juan Bancshares and its subsidiaries reflect the transactions to which they are or were a party or by which their properties are or were bound, and, to the extent applicable, such books and records are and have been properly kept and maintained in accordance with the law and with generally accepted accounting principles consistently applied. As of the date hereof and as of the Closing, all of the minute books of San Juan Bancshares and its subsidiaries are and will be complete, accurate and current.

          2.5.4    Texas Country Bank conducts no business activities that require trust powers.

        2.6    Loans.

          2.6.1    All loans included in the assets of San Juan Bancshares and its subsidiaries, including specifically Texas Country Bank, and all commitments to make loans (which includes mortgage loan and leasing transactions, and off balance sheet lending transactions such as letters of credit, and which constitutes all of the lending business of San Juan Bancshares), have been made in the ordinary course of business of San Juan Bancshares and are adequately reserved pursuant to the Loan Loss Reserve (as hereafter defined) of Texas Country Bank.

          2.6.2    All loans to directors, officers and beneficial owners of 5% or more of the outstanding capital stock of San Juan Bancshares and loans to any person or company related to or affiliated with any such person, are listed on the related party transaction list provided to Texas Regional by San Juan Bancshares (and marked for identification by Texas Regional and San Juan Bancshares), which listing is herein called the "Related Party Transaction List". In the reasonable opinion of the management of San Juan Bancshares, the loans listed on the Related Party Transaction List do not present more than the normal risk of uncollectibility or other unfavorable features.

          2.6.3    The reserves for loan losses of Texas Country Bank (which constitute the total reserves of San Juan Bancshares) have been calculated in accordance with all applicable rules and regulations. In the reasonable opinion of the management of San Juan Bancshares, the reserve for loan losses shown on the San Juan Current Balance Sheet (the "Loan Loss Reserve") is adequate in all respects to provide for all losses (including both actual and reasonably anticipated losses) on loans outstanding as of the date of the San Juan Current Balance Sheet and the Loan Loss Reserve as shown on the balance sheet delivered immediately prior to Closing will be adequate in all respects to provide for all actual and reasonably anticipated losses on loans outstanding as of that date.

        2.7    Properties.    Except as set forth on Schedule 2.7, San Juan Bancshares and its subsidiaries, including Texas Country Bank, have good and indefeasible title to all real estate and good and marketable title to all other assets and properties, whether real or personal, tangible or intangible, which they purport to own, including without limitation, all assets and properties reflected on the San Juan Current Balance Sheet or acquired subsequent thereto (except to the extent such assets and properties have been disposed of for fair value in the ordinary course of business since the date of the San Juan Current Balance Sheet), subject to no liens, mortgages, security interests, encumbrances, easements, title imperfections, or charges of any kind except (i) as noted in the San Juan Current Balance Sheet or the notes to the San Juan Bancshares Financial Statements, (ii) statutory liens not yet delinquent, (iii) security interests granted incident to borrowings by Texas Country Bank from Federal Reserve Banks and the Federal Home Loan Bank of Dallas or to secure deposits of funds by federal, state or other governmental agencies, and (iv) minor defects and irregularities in title and encumbrances which do not materially impair the use thereof for the purposes for which they are held and such liens, mortgages, security interests, encumbrances, easements, restrictions, other matters and charges as are not, in the aggregate, material to the assets and properties of San Juan Bancshares. To the best knowledge of San Juan Bancshares, all improvements, buildings and structures located on real estate owned by San Juan Bancshares and its subsidiaries, and the use by San Juan Bancshares and its subsidiaries of such real estate, together with such improvements, buildings and structures, in the manner heretofore and currently used by San Juan Bancshares and its subsidiaries, conform in all material respects to applicable federal, state and local laws and regulations (including applicable environmental laws and regulations), zoning and building ordinances and health and safety ordinances. To the best knowledge of San Juan Bancshares, such improvements, buildings and structures located on real estate owned by Texas Country Bank, and all of the material, tangible personal property owned by San Juan Bancshares and its subsidiaries, are in good operating condition and repair, reasonable wear and tear excepted. Listed on Schedule 2.7 are all policies of title insurance covering such properties.

        2.8    Environmental Matters.    To the best knowledge of San Juan Bancshares, neither any Environmental Hazards nor any Hazardous Materials Contamination exist on any real property owned by San Juan Bancshares and its subsidiaries, including Texas Country Bank (including any owned by and used in connection with the business of Texas Country Bank and any foreclosed properties owned by Texas Country Bank), or on any real property used by Texas Country Bank in connection with the business of Texas Country Bank or on any immediately adjacent property, as a result of any Environmental Hazards on or emanating from the Real Property, including specifically but without limitation the bank premises, any branch facilities, any foreclosed property and the Trust Property (as hereafter defined). The real properties described in the preceding sentence are sometimes collectively referred to as the "Real Property." Included on Schedule 2.8 is a list of any environmental survey or report related to any of the Real Property, true, correct and complete copies of which have been provided to Texas Regional. As used in this Agreement, the term "Environmental Hazards" shall mean (i) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.), as amended from time to time, and regulations promulgated thereunder; (ii) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.) ("CERCLA"), as amended from time to time, and regulations promulgated thereunder; (iii) any toxic substance regulated by the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), as amended from time to time, and regulations promulgated thereunder; (iv) gasoline, diesel fuel or other petroleum hydrocarbons; (v) asbestos and asbestos containing materials, in any form, whether friable or non-friable; (vi) polychlorinated biphenyls; (vii) radon gas; (viii) any solid waste or petroleum waste; and (ix) any other substance which any governmental authority requires special handling or notification of any federal, state or local governmental entity in its collection, storage, treatment, or disposal or which is identified or classified to be hazardous or toxic under applicable state or federal law or regulation or the common law, or any other applicable laws. As used in this Agreement, the term "Hazardous Materials Contamination" shall mean the contamination of the improvements, facilities, soil, groundwater, air or other elements on or of the Real Property by Hazardous Materials, or the contamination of the buildings, facilities, soil, groundwater, air or other elements on or of any other property as a result of Hazardous Materials at any time before the date of this Agreement emanating from the Real Property.

        2.9    Litigation.    Except as described in Schedule 2.9, no claims have been asserted and no relief has been sought against San Juan Bancshares or any of its subsidiaries, including Texas Country Bank, in any pending litigation or governmental proceedings or otherwise which might could reasonably be expected to result in a judgment, decree or order having or that could have a Material Adverse Effect on the financial condition, results of operations, business or prospects of San Juan Bancshares or any of its subsidiaries. To the best knowledge of San Juan Bancshares, San Juan Bancshares and its subsidiaries have complied with, and are presently in compliance with, all laws and regulations pertaining to consumer credit and truth in lending. The management of San Juan Bancshares and its subsidiaries is not aware of any material violation by San Juan Bancshares or any subsidiary of San Juan Bancshares of any of the foregoing. To the best knowledge of San Juan Bancshares, San Juan Bancshares and its subsidiaries are in substantial compliance with all other laws, all rules and regulations of governmental agencies and authorities and any judgments, orders or decrees which by their terms apply to any of them. To the best knowledge of San Juan Bancshares, all permits, concessions, grants, franchises, licenses and other governmental authorizations and approvals necessary for the conduct of the business of San Juan Bancshares and its subsidiaries have been duly obtained and are in full force and effect, and there are no proceedings pending or, to San Juan Bancshares' and its subsidiaries' knowledge, threatened which may result in the revocation, cancellation, suspension or adverse modification of any thereof. The consummation of the transactions contemplated hereby will not result in any such revocation, cancellation, suspension or modification.

        2.10    Taxes.    San Juan Bancshares and its subsidiaries have filed with the appropriate governmental agencies all material federal, state and local income, franchise, excise, real and personal property and other tax returns and reports which are required to be filed, and neither San Juan Bancshares nor any subsidiary of San Juan Bancshares is delinquent in the payment of any taxes shown on such returns or reports. San Juan Bancshares has no examination pending by the Internal Revenue Service, the Texas Comptroller of Public Accounts, or any other taxing authority, nor has San Juan Bancshares been notified of any proposed examination. There are included in the San Juan Current Balance Sheet, or reflected in the Notes to the San Juan Bancshares Financial Statements, reserves adequate in the reasonable opinion of management for the payment of all accrued but unpaid federal, state and local taxes of San Juan Bancshares and its subsidiaries, including all income, franchise, ad valorem and other taxes, and all interest and penalties, whether or not disputed, for the six-month period ended June 30, 2002, for the year ended December 31, 2001, and for all fiscal years prior thereto. Neither San Juan Bancshares nor any subsidiary of San Juan Bancshares has executed or filed with the Internal Revenue Service, the Comptroller of Public Accounts of the State of Texas or any other taxing authority any agreement extending the period for assessment and collection of any tax, nor is San Juan Bancshares nor any subsidiary a party to any action or proceeding by any governmental authority for assessment or collection of taxes, nor has any claim for assessment or collection of taxes been asserted against any of them. Neither San Juan Bancshares nor any of its subsidiaries has filed a consent pursuant to Section 341(f) of the Internal Revenue Code or otherwise.

        2.11    Contracts.    Except as set forth in Schedule 2.11 and as contemplated by Section 4.9 of this Agreement, neither San Juan Bancshares nor any subsidiary thereof is a party to or bound by any written or oral (i) employment contracts (including without limitation any collective bargaining contracts or union agreements); (ii) commission, bonus, deferred compensation, profit-sharing, life insurance, health insurance, salary continuation, severance pay, pension or retirement plans or arrangements whether or not legally binding and whether or not funded; (iii) material leases or licenses with respect to any property, real or personal, whether as landlord, tenant, licensor or licensee; (iv) contracts or commitments for capital expenditures in excess of $10,000 for any one project; (v) contracts or options to purchase or sell any real or personal property otherwise than in the ordinary course of business or pursuant to this Agreement; (vi) agreements or instruments relating to any commitments to loan money or to extend credit, except for commitments to extend credit in the ordinary course of business in amounts of less than $500,000 on any fully collateralized loan (whether in one transaction and or in a series of related transactions) or $100,000 on any other loan (whether in one transaction or in a series of related transactions); (vii) agreements to which any director, officer or holder of 5% or more of the outstanding capital stock of San Juan Bancshares, or any person or company related to or affiliated with any such person, is a party; (viii) contracts relating to the purchase or sale of financial or other futures, or put or call options relating to cash, securities or any commodities whatsoever; or (ix) material contracts, other than the foregoing, not made in the ordinary course of business. San Juan Bancshares and its subsidiaries have in all material respects performed all obligations required to be performed by them to date. Neither San Juan Bancshares nor any of its subsidiaries is in default, and no event has occurred which, with notice or the lapse of time or action by a third party, could result in a default by San Juan Bancshares or any of its subsidiaries, (a) under any outstanding indenture, mortgage, contract, lease or other agreement to which it is a party or by which it is bound; (b) under any provision of its Articles of Incorporation or Bylaws or other organizational documents which might result in a Material Adverse Effect on the financial condition, results of operations, business or prospects of San Juan Bancshares and its subsidiaries; or (c) under any agreement with federal or state regulatory authorities. San Juan Bancshares and its subsidiaries do not have outstanding any power of attorney, except routine powers of attorney relating to representation before governmental agencies or given in connection with qualification to conduct business in another jurisdiction.

        2.12    Approvals; Validity of Agreement.    The Board of Directors of San Juan Bancshares has approved the form, terms and provisions of this Agreement and the transactions contemplated hereby, including the merger of San Juan Bancshares and San Juan Delaware with and into TRD. The merger of San Juan Bancshares and San Juan Delaware with and into TRD has been fully approved by both the Board of Directors of San Juan Delaware and by San Juan Bancshares as the sole shareholder on behalf of San Juan Delaware. Shareholders holding voting common stock of San Juan Bancshares are the only persons with the power to consider and vote upon the transactions herein described, on behalf of San Juan Bancshares, including the right to vote on the merger of San Juan Bancshares and San Juan Delaware with and into TRD. The Principal Shareholders of San Juan Bancshares have each executed a Shareholders Agreement and Irrevocable Proxy to evidence their consent to and written approval of the transaction herein described, and to evidence their agreement to vote for and support the approval of the transaction at the special shareholders' meeting to be called to consider the merger and have further agreed to take such actions as may be reasonably requested by Texas Regional in connection with preparation for and consummation of the transactions herein described. The Principal Shareholders own beneficially and of record not less than 70% of the outstanding common stock of San Juan Bancshares. Provided required approval is obtained as and to the extent required from applicable regulatory authorities, including the Federal Reserve Board and the Texas Banking Department, the execution, delivery and performance of this Agreement and the consummation of the merger contemplated herein, and the merger of Texas Country Bank with and into Texas State Bank, will not conflict with, result in the breach of, constitute a default under or accelerate the performance provided by, (i) the terms of any law, order, rule or regulation of any governmental agency or authority or any judgment, order or decree of any court or other governmental agency to which San Juan Bancshares or any subsidiary thereof may be subject; (ii) any contract, agreement or instrument to which San Juan Bancshares or any subsidiary thereof is a party or pursuant to which San Juan Bancshares or any subsidiary is bound; or (iii) the Articles of Incorporation or Bylaws of San Juan Bancshares or the Certificate of Incorporation or Bylaws of San Juan Delaware, or the Articles of Association or Bylaws of Texas Country Bank. Provided required approval is obtained (as and to the extent required) from applicable regulatory authorities, including the Federal Reserve Board and the Texas Banking Department, and provided that the shareholders of San Juan Bancshares vote to approve the merger of

San Juan Bancshares with and into TRD, no consent or approval or other action by any party (including specifically but without limitation any party to a contract to which San Juan Bancshares, San Juan Delaware or Texas Country Bank is subject) is required for the execution, delivery and performance of this Agreement and consummation of the transaction herein described or for the merger of Texas Country Bank with and into Texas State Bank, as herein contemplated. The execution, delivery and performance of this Agreement and the consummation of the transactions herein described, and the merger of Texas Country Bank with and into Texas State Bank, will not constitute an event which with the lapse of time or action by a third party could result in a default under any of the foregoing or result in the creation of any lien, charge or encumbrance upon any of the assets or properties of San Juan Bancshares or its subsidiaries or upon any of the stock of San Juan Bancshares or its subsidiaries. This Agreement constitutes the legal, valid and binding obligation of San Juan Bancshares and San Juan Delaware, enforceable against each of San Juan Bancshares and San Juan Delaware respectively, in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

        2.13    Insurance.    San Juan Bancshares and its subsidiaries have insurance coverage with reputable insurers in amounts, types and risks insured as set forth in Schedule 2.13. Texas Country Bank's accounts are insured by the Federal Deposit Insurance Corporation ("FDIC") to the extent permitted by law, and Texas Country Bank has paid all premiums required to be paid and is in compliance with the applicable regulations of the FDIC in all material respects.

        2.14    Absence of Adverse Agreements.    Neither San Juan Bancshares nor any subsidiary thereof is a party to any agreement or instrument, nor is San Juan Bancshares or any subsidiary subject to any judgment, order, decree, rule or regulation of any court or other governmental agency or authority which materially and adversely affects or in the future may materially and adversely affect the financial condition, results of operations, business or prospects of San Juan Bancshares or any subsidiary of San Juan Bancshares.

        2.15    Absence of Certain Changes.    Except as set forth in Schedule 2.15, since December 31, 2001, San Juan Bancshares and its subsidiaries have not (i) issued or sold any capital stock of San Juan Bancshares or any of its subsidiaries, or any debt or other obligations (except deposit accounts certificates of deposit, letters of credit, cashier's checks, acknowledgments of indebtedness incident to borrowings from the Federal Reserve Bank and other documents and instruments issued in the ordinary course of banking business of Texas Country Bank); (ii) granted any options for the purchase of its capital stock; (iii) declared or set aside or paid any dividend or other distribution in respect of its capital stock, or directly or indirectly, purchased, redeemed or otherwise acquired any shares of such stock; (iv) incurred or assumed any obligations or liabilities (absolute or contingent), except obligations or liabilities incurred in the ordinary course of business, or mortgaged, pledged or subjected to lien or encumbrances (other than statutory liens not yet delinquent) any of its assets or properties; (v) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities included in the San Juan Current Balance Sheet, current liabilities incurred since the date thereof in the ordinary course of business and liabilities incurred in carrying out the transactions contemplated by this Agreement; (vi) sold, exchanged or otherwise disposed of any of its capital assets other than in the ordinary course of business; (vii) forgiven or canceled any debts or claims, or waived any rights; (viii) made any general wage or salary increase, entered into any employment contract with any officer or salaried employee or instituted any employee welfare, bonus, stock option, profit-sharing, retirement or similar plan or arrangement; (ix) suffered any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting its business, property of assets or waived any rights of value which in the aggregate are material; (x) except in the ordinary course of business, entered into or agreed to enter into any agreement or arrangement granting any preferential rights to purchase any of its assets, properties or rights or requiring the consent of any party to the transfer and assignment of any such assets, properties or rights; (xi) made any material change in the conduct of its business, whether entered into or made in the ordinary course of business or otherwise; (xii) granted to any director or officer, or any employee, any increase in compensation in any form in excess of the amount thereof in effect as of December 31, 2001 or any severance or termination pay, or entered into any written employment agreement, trust, fund or other arrangement for the benefit of any such director, officer or employee, whether or not legally binding; (xiii) suffered any loss of officers, employees, suppliers or customers that materially and adversely affects the business, operations or prospects of San Juan Bancshares or any of its subsidiaries; or (xiv) entered into any transaction outside the ordinary course of business except as expressly contemplated by this Agreement. Since June 30, 2002, there has been no change in the financial condition or business prospects of San Juan Bancshares, San Juan Delaware or Texas Country Bank which might result in any Material Adverse Effect on such financial condition or business prospects.

        2.16    Agreements with Directors, Officers and Stockholders.    The name of each director and executive officer of San Juan Bancshares and each of its subsidiaries, and the name of each holder of five percent (5%) or more of the outstanding capital stock of San Juan Bancshares, together with the name of each "affiliate" of each of such persons, as such term is defined in the rules and regulations under the Securities Act of 1933, as amended (the "1933 Act"), is listed in Schedule 2.16. Except as set forth in the Related Party Transaction List, no such director, executive officer, stockholder or affiliate has during the period from January 1, 2002 to the date of this Agreement been a party to any transaction with San Juan Bancshares or any subsidiary (including Texas Country Bank). All transactions with directors, executive officers, 5% stockholders and affiliates are fully and appropriately summarized on the Related Party Transaction list. None of the transactions have been outside of the ordinary course of business, and, except as set forth on the Related Party Transaction List, neither San Juan Bancshares nor any subsidiary thereof has any commitments, written or oral, to lend any funds to any such person.

        2.17    Affiliated Corporations.    Except for the Trust Property described on Schedule 2.17, all of which is to be transferred to San Juan Bancshares prior to Closing pursuant to Section 4.5.4 hereof, San Juan Bancshares knows of no arrangement whereby the stock of any corporation or any other asset is or has been held in trust (whether express, constructive, resulting or otherwise) for the benefit of San Juan Bancshares or for the shareholders of San Juan Bancshares.

        2.18    Regulatory Matters and Examination Reports.    San Juan Bancshares and each of its subsidiaries has filed all material reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the Federal Reserve Board, (ii) the Federal Deposit Insurance Corporation; and (iii) the Texas Department of Banking. To the best of San Juan Bancshares' knowledge, as of their respective dates, each of such reports and documents, as amended, including the financial statements, exhibits and schedules thereto, complied in all material respects with the relevant statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as disclosed in writing to Texas Regional, neither San Juan Bancshares nor any of its subsidiaries has any formal or informal agreements, arrangements or understandings with the Federal Reserve Board, the Federal Deposit Insurance Corporation, the Texas Department of Banking, or any other regulatory authority (collectively, the "Regulatory Authorities"), nor does San Juan Bancshares or any subsidiary have any examination pending by any applicable Regulatory Authorities nor has San Juan Bancshares or any subsidiary been notified of any proposed examination by any Regulatory Authorities. To the extent permitted by law, San Juan Bancshares has provided to Texas Regional complete and correct copies of (i) all examination reports by Regulatory Authorities forwarded to San Juan Bancshares or any subsidiary thereof during the calendar years 2001 and to date 2002; (ii) any correspondence between San Juan Bancshares (or any subsidiary of San Juan Bancshares) and such agencies during such periods, and (iii) any agreements, arrangements or understandings between San Juan Bancshares (or any subsidiary of San Juan Bancshares) and such agencies, including any agreements, arrangements or understandings arising out of or related to any such examinations.

        2.19    Compliance with Applicable Law.    San Juan Bancshares and its subsidiaries and the conduct of their respective business are not in violation in any material respect of any applicable law, statute, order, rule or regulation promulgated by, or judgment entered by, any federal, state, or local court or governmental authority relating to the operation, conduct or ownership of the business and property of San Juan Bancshares or any subsidiary, which violation might have a Material Adverse Effect on the condition, business, prospects, properties or assets of San Juan Bancshares or its subsidiaries.

        2.20    Disclosure.    Neither the San Juan Year End Financial Statements, nor the San Juan Interim Financial Statements, nor any representation or warranty contained herein, nor any information delivered or to be delivered by San Juan Bancshares pursuant to this Agreement, contains or shall contain an untrue statement of a material fact, nor do the San Juan Year End Financial Statements, nor the San Juan Interim Financial Statements, nor any of the representations, warranties or other information omit to state, nor will they omit to state, any material fact necessary in order to make the statements made not misleading.

        2.21    Finders.    Neither San Juan Bancshares nor any subsidiary has engaged or directly or indirectly obligated itself to anyone acting as a broker, finder, or in any other similar capacity in connection with the transactions contemplated by this Agreement.

        2.22    Statements for Proxy Statement True and Correct.    None of the information supplied or to be supplied by San Juan Bancshares for inclusion in (i) the registration statement and the proxy statement referred in to Section 5.2 hereof, (ii) any other applications or documents to be filed with the Securities and Exchange Commission ("SEC"), the Nasdaq Stock Market, Inc. ("Nasdaq"), the Federal Reserve Board and any other regulatory authority seeking approval or providing notification of the transactions herein described, or (iii) any other filing with any banking, securities regulatory or other authority in connection with the transactions contemplated hereby, will, at the respective times such applications, notices or documents are filed, and, in the case of such registration statement, when it becomes effective, and with respect to such proxy statement, when first mailed to the stockholders of San Juan Bancshares, contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading. All information concerning San Juan Bancshares or its subsidiaries, or for which it is responsible, that is included in documents that Texas Regional is responsible for filing with the SEC, Nasdaq or any other regulatory authority in connection with the transactions contemplated hereby, will, to the best of San Juan Bancshares' knowledge, comply in all material respects with the provisions of applicable law and any rules and regulations thereunder.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF TEXAS REGIONAL

        Texas Regional and TRD hereby jointly and severally represent and warrant to, and covenant and agree with, San Juan Bancshares as follows:

        3.1    Organization.    Texas Regional is a business corporation duly organized, validly existing and in good standing under the laws of the State of Texas with all necessary power to carry on its business as it is now being conducted. Texas Regional is duly registered with the Federal Reserve Board as a bank holding company under the Bank Holding Company Act of 1956, as amended. TRD is a business corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with all necessary power to carry on its business as it is now being conducted.

        3.2    Approvals.    The Board of Directors of Texas Regional has approved this Agreement and the transactions contemplated hereby. Texas Regional is a reporting company under the 1934 Act, and the rules and regulations promulgated thereunder.

        3.3    Orders and Decrees.    Provided required approval is obtained from applicable regulatory authorities, including the Federal Reserve Board and the Texas Banking Department, the execution, delivery and performance by Texas Regional of this Agreement and of the obligations imposed upon it hereunder will not violate any provision of, or result in any breach of, (i) any law, order, rule or regulation of any governmental agency or authority or any judgment, order or decree of any court or governmental agency to which Texas Regional may be subject, (ii) the Articles of Incorporation or Bylaws of Texas Regional, or (iii) any contract or agreement to which Texas Regional is a party or by which it is bound.

        3.4    Finders.    Texas Regional has not engaged and is not directly or indirectly obligated to anyone acting as a broker, finder, or in any other similar capacity in connection with the transactions contemplated by this Agreement.

        3.5    Common Stock.

          (a)    As of June 30, 2002, the only issued and outstanding capital stock of Texas Regional is shares of Class A Voting Common stock, par value $1.00 per share. Pending Closing, it is anticipated that the number of issued and outstanding shares will be increased by the number of shares issued upon exercise of stock options between June 30, 2002, and the date of Closing and by the number of shares issued in connection with other registered public offerings of shares by Texas Regional, including shares issued in other business combination transactions. All of the issued and outstanding shares of Texas Regional's Class A Voting Common stock are duly and validly issued and outstanding and are fully paid and non-assessable. None of the outstanding shares of Texas Regional's Class A Voting Common stock has been issued in violation of any preemptive rights of the current or past stockholders of Texas Regional.

          (b)    The shares of Texas Regional's Class A Voting Common stock to be issued to the San Juan Bancshares shareholders pursuant to the Merger have been duly authorized and, when issued in accordance with the terms of this Agreement, will be validly issued and outstanding, fully paid and nonassessable, with no personal liability attaching to the ownership thereof and may be traded subject to compliance with applicable securities laws and regulations.

        3.6    Financial Information.    The audited consolidated balance sheets of Texas Regional and its subsidiaries as of December 31, 2000 and 2001 and related audited consolidated statements of income, changes in stockholders' equity and cash flows for the three years ended December 31, 2001, together with the notes thereto, included in Texas Regional's Form 10-K for the year ended December 31, 2001, as filed by Texas Regional with the SEC, and the unaudited consolidated balance sheet of Texas Regional and its subsidiaries as of June 30, 2002 and the related unaudited consolidated income statements and statements of changes in shareholders' equity and cash flows for the six months then ended included in Texas Regional's Quarterly Report on Form 10-Q for the quarter then ended, as filed by Texas Regional with the SEC (together, the "Texas Regional Financial Statements"), have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be disclosed therein) and fairly present in all material respects the consolidated financial position and the consolidated results of operations, changes in stockholders' equity and cash flows of Texas Regional and its consolidated subsidiaries as of the dates and for the periods indicated (subject, in the case of interim financial statements, to normal recurring year-end adjustments, none of which will be material).

        3.7    Absence of Changes.    Since December 31, 2001, there has not been any material adverse change in the financial condition, results of operations or business of Texas Regional and its subsidiaries taken as a whole, nor have there been any events or transactions having such a Material Adverse Effect which should be disclosed in order to make the Texas Regional Financial Statements not misleading.

        3.8    Litigation.    There is no litigation, claim or other proceeding pending or, to the knowledge of Texas Regional, threatened, against Texas Regional or any of its subsidiaries, or of which the property of Texas Regional or any of its subsidiaries is or would be subject which is material to Texas Regional and its subsidiaries taken as a whole.

        3.9    Taxes.    Texas Regional and its subsidiaries have filed with the appropriate governmental agencies all material federal, state and local income, franchise, excise, real and personal property and other tax returns and reports which are required to be filed, and neither Texas Regional nor any subsidiary of Texas Regional is delinquent in the payment of any taxes shown on such returns or reports. Texas Regional has no examination pending by the Internal Revenue Service, the Texas Comptroller of Public Accounts, or any other taxing authority, nor has Texas Regional been notified of any proposed examination. There are included in the Texas Regional Financial Statements, or reflected in the Notes to the Texas Regional Financial Statements, reserves adequate in the reasonable opinion of management for the payment of all accrued but unpaid federal, state and local taxes of Texas Regional and its subsidiaries, including all income, franchise, ad valorem and other taxes, and all interest and penalties, whether or not disputed, for the six-month period ended June 30, 2002, for the year ended December 31, 2001, and for all fiscal years prior thereto. Neither Texas Regional nor any subsidiary of Texas Regional has executed or filed with the Internal Revenue Service, the Comptroller of Public Accounts of the State of Texas or any other taxing authority any agreement extending the period for assessment and collection of any tax, nor is Texas Regional nor any subsidiary a party to any action or proceeding by any governmental authority for assessment or collection of taxes, nor has any claim for assessment or collection of taxes been asserted against any of them. Neither Texas Regional nor any of its subsidiaries has filed a consent pursuant to Section 341(f) of the Internal Revenue Code or otherwise.

        3.10    Reports.    Texas Regional and each of its significant subsidiaries has filed all material reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the SEC, (ii) the Federal Reserve Board, and (iii) the Texas Department of Banking. To the best of Texas Regional's knowledge, as of their respective dates, each of such reports and documents, as amended, including the financial statements, exhibits and schedules thereto, complied in all material respects with the relevant statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        3.11    Compliance with the Law.    Texas Regional and its significant subsidiaries have all licenses, franchises, permits and other governmental authorizations that are legally required to enable them to conduct their respective businesses in all material respects and are in compliance in all material respects with all applicable laws and regulations.

        3.12    Statements True and Correct.    None of the information supplied or to be supplied by Texas Regional for inclusion in (i) the registration statement and the proxy statement referred in to section 5.2 hereof (ii) any other applications or documents to be filed with the SEC, Nasdaq, the Federal Reserve Board and any other regulatory authority seeking approval or providing notification of the transactions herein described, or (iii) any other filing with any banking, securities regulatory or other authority in connection with the transactions contemplated hereby, will, at the respective times such applications, notices or documents are filed, and, in the case of such registration statement, when it becomes effective, and with respect to such proxy statement, when first mailed to the stockholders of San Juan Bancshares, contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading. All information concerning Texas Regional or its subsidiaries, or for which it is responsible, that is included in documents that Texas Regional is responsible for filing with the SEC, Nasdaq or any other regulatory authority in connection with the transactions contemplated hereby will, to the best of Texas Regional's knowledge, comply in all material respects with the provisions of applicable law and any rules and regulations thereunder.

ARTICLE 4
SPECIAL COVENANTS

        4.1    Stockholder Approval by San Juan Bancshares.    Subsequent to the execution and delivery of this Agreement, the Board of Directors of San Juan Bancshares agrees to cause San Juan Bancshares to submit this Agreement and the merger transaction herein described to the stockholders of San Juan Bancshares, for their authorization and approval, in accordance with applicable provisions of law. The

Board of Directors of San Juan Bancshares agrees to recommend this Agreement and the transactions contemplated thereby to the San Juan Bancshares stockholders.

        4.2    Reports and Proxy Statement Information.    San Juan Bancshares agrees to provide any and all information as may be required by Texas Regional for purposes of (i) preparation of any report, including reports on Forms 8-K, 10-Q and 10-K, required by applicable SEC regulations to be filed with the SEC, or required by Texas Regional's agreements with Nasdaq or required by the rules or regulations of any other governmental or regulatory authority, (ii) preparation of a registration statement for the registration of the Texas Regional Class A Voting Common stock to be issued in the connection with the transaction herein described, (iii) communications with shareholders of Texas Regional pending the Closing, and (iv) preparation of the proxy statement related to obtaining the approval by San Juan Bancshares shareholders of the transaction herein described (collectively, the "San Juan Information"). San Juan Bancshares hereby represents and warrants that the San Juan Information shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

        4.3    Access.    From and after the date of this Agreement, San Juan Bancshares and Texas Country Bank shall afford to the officers, employees, attorneys, accountants, agents and other authorized representatives of Texas Regional full and free access to the properties, books, contracts, commitments and records of such party and its subsidiaries, and permit such persons access to the physical facilities of San Juan Bancshares and Texas Country Bank, at all reasonable times during usual banking hours, and under San Juan Bancshares and Texas Country Bank personnel supervision and with an effort to minimize to the extent practical (i) any disruption to their daily operations, and (ii) any concern to their customers and employees.. Representatives of Texas Regional shall be furnished with true and complete copies of records and information reasonably requested concerning the affairs of San Juan Bancshares and its subsidiaries.

        4.4    Environmental Inspection.    San Juan Bancshares expressly agrees to supply Texas Regional with historical and operational information regarding the real properties owned or operated by, or used in connection with the operation of the business of, San Juan Bancshares and its subsidiaries, including Texas Country Bank, and any premises heretofore used in connection with the operation of such business, and any other properties included in the Real Property, including (but not limited to) any environmental tests or surveys made of such properties. San Juan Bancshares agrees to cooperate (and to cause its subsidiaries to cooperate) with any reasonable request of Texas Regional related to site assessment or site review related to any environmental matter or investigation, including making available such personnel of San Juan Bancshares and Texas Country Bank as Texas Regional may reasonably request. At Texas Regional's discretion, Texas Regional may arrange, at its cost, for one or more independent contractors to conduct tests of the Real Property and any other premises now or heretofore used in connection with the business of San Juan Bancshares and its subsidiaries in order to identify any presence of, or present or past release or threatened release of, any waste materials or any chemical substances, including, without limitation, any Environmental Hazards. Initial environmental testing under this provision shall be done within thirty (30) days following the date of execution hereof. The follow-up testing (if any is deemed necessary) may be done at any time, or from time to time, upon reasonable notice and under reasonable conditions, which do not impede the performance of the tests. Such tests may include both above and below ground testing for environmental damages or the presence of Environmental Hazards or Hazardous Material Contamination or such other tests as Texas Regional may deem reasonably necessary. In the event such tests indicate the presence of Hazardous Material Contamination, the cost of removing such Hazardous Material Contamination shall be paid by Texas Regional, or, as an alternative, Texas Regional shall be entitled to terminate this Agreement without further liability hereunder. As a condition of Texas Regional's obligations hereunder, any such Hazardous Material Contamination shall be cleaned up to the satisfaction of Texas Regional prior to the Closing.

        4.5    Action by San Juan Bancshares Prior to Closing.

          4.5.1    From and after the date of this Agreement until the Closing Date, San Juan Bancshares will (and San Juan Bancshares will cause its subsidiaries, including Texas Country Bank, to):

            (i)    carry on its business in accordance with prudent banking practices and in substantially the same manner as conducted during the eighteen (18) months immediately preceding the date hereof;

            (ii)    maintain and keep its properties in as good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty, and not make or commit to make any capital expenditure outside of the ordinary course of business and not make or commit to make any capital expenditure (whether or not in the ordinary course of business) in excess of $20,000 in any single transaction and $50,000 in the aggregate;

            (iii)    maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

            (iv)    perform all of its obligations under contracts, leases and documents relating to or affecting its assets, properties and business;

            (v)    use its best efforts to maintain and preserve its business organization intact, to retain its present officers and employees and to maintain its relationships with customers;

            (vi)    use its best efforts to fully comply with and perform all obligations and duties imposed upon it by all federal and state laws and all rules, regulations and orders imposed by federal or state governmental authorities;

            (vii)    maintain its books of account and records in the usual, regular and orderly manner consistent with generally accepted accounting principles and practices, consistently applied, and prudent banking practices (herein collectively referred to as "GAAP"), and in particular to (a) fully accrue all expenses as required by GAAP, and (b) expense such items as are required to be expensed and not capitalized in accordance with GAAP;

            (viii)    not issue or sell any additional shares of its stock or securities convertible into shares of such stock or options or other commitments for the issuance of shares of such stock or securities;

            (ix)    not change in any manner the compensation of any of its directors, officers, employees or other personnel, without the prior written consent of Texas Regional, or pay or agree to pay any pension or retirement allowance not required by an existing plan or agreement, to any such persons, or commit itself to any pension, retirement or profit-sharing plan or arrangement or employment agreement for the benefit of any officer, employee or other person;

            (x)    not hire any new personnel, or change the duties or job classifications of any personnel, without the prior written consent of Texas Regional;

            (xi)    not declare or pay any dividend or make any stock split or purchase or otherwise acquire for value any of its shares, except for intercompany dividends paid by Texas Country Bank to San Juan Delaware and intercompany dividends paid by San Juan Delaware to San Juan Bancshares;

            (xii)    not issue commitments for the future funding of loans at a fixed rate other than the then prevailing market at the date of funding;

            (xiii)    fully perform, according to the terms thereof, their respective liabilities, debts and obligations, including any liabilities and obligations for borrowed money indebtedness; and

            (xiv)    accrue as an expense a provision for loan losses (after accounting for losses incurred prior to Closing as required by GAAP), that will cause the Loan Loss Reserve as shown on the balance sheet delivered immediately prior to Closing to be adequate in all respects to provide for all actual and reasonably anticipated losses on loans outstanding as of that date.

          4.5.2    Without limiting the foregoing, between the date hereof and the date of Closing, San Juan Bancshares specifically covenants and agrees that San Juan Bancshares will not incur (and will not permit its subsidiaries to incur) any indebtedness other than deposit liabilities owed to deposit customers in the ordinary course of business and trade accounts payable incurred in the ordinary course of business, or significant expenses outside of the ordinary course of business, unless San Juan Bancshares first obtains the prior written consent of Texas Regional to the specific proposed transaction. In addition, neither San Juan Bancshares nor any subsidiary of San Juan Bancshares will increase expenses in any material way (either individually or in the aggregate), nor will San Juan Bancshares nor any subsidiary of San Juan Bancshares make any changes in its capital structure unless San Juan Bancshares first obtains the prior written consent of Texas Regional to the specific proposed transaction.

          4.5.3    Provided that seeking such approvals is in accordance with applicable banking law and regulations, San Juan Bancshares covenants that neither it nor any of its subsidiaries will make a fully collateralized loan, nor commit to make a fully collateralized loan, in excess of $500,000 to any one borrower or in any one transaction or series of related transactions without the prior approval of Texas Regional, and neither it nor any of its subsidiaries will make any other loan, nor commit to make any other loan, in excess of $100,000 to any one borrower or in any one transaction or series of related transactions without the prior consent of Texas Regional.

          4.5.4    Without limiting the generality of the foregoing, from and after the date of this Agreement until the Closing Date, San Juan Bancshares covenants that neither it nor any of its subsidiaries will sell or otherwise dispose of any of their real or personal property without the prior written consent of Texas Regional other than as permitted pursuant to section 4.5.1 hereof. In addition, subject to obtaining regulatory approvals which, in the reasonable discretion of Texas Regional, are required, San Juan Bancshares shall, immediately prior to Closing, acquire the commercial real property in San Juan, Texas, presently held by Travis P. Neely as trustee for the benefit of San Juan Bancshares and/or its shareholders (the "Trust Property"), upon which real property Bill's Dollar Store is currently operated. Texas Regional shall be responsible for obtaining any required regulatory approvals for the acquisition of the Trust Property. The purchase of such property shall be at no cost or expense to San Juan Bancshares, and shall be accounted for as a contribution to the capital of San Juan Bancshares by the shareholders, in an amount equal to the fair value of such property, currently estimated to be $75,000.00. The fair value of the Trust Property shall be properly accounted for and reflected as an special contribution to the capital of San Juan Bancshares in the financial accounting records of San Juan Bancshares.

          4.5.5    Without limiting the generality of the foregoing, from and after the date of this Agreement until the Closing Date, San Juan Bancshares agrees that, other than reasonable, necessary and appropriate expenses incident to this transaction (all of which shall be fully paid or accrued prior to closing), no unusual expenses shall be charged to San Juan Bancshares or Texas Country Bank, and no material contracts, and no other obligations outside of the ordinary course of business, shall be entered into or incurred by San Juan Bancshares or Texas Country Bank prior to closing without Texas Regional's prior written consent.

          4.5.6    Without limiting the generality of the foregoing, from and after the date of this Agreement until the Closing Date, San Juan Bancshares specifically covenants and agrees neither it nor any of its subsidiaries will acquire any United States Treasury or government agency bonds, or municipal securities, or make other investments in securities, with fixed rates or with maturities of greater than three years from the date of investment unless San Juan Bancshares first obtains the prior written consent of Texas Regional to the specific proposed transaction. In addition, San Juan Bancshares covenants and agrees that neither it nor any of its subsidiaries will enter into any forward commitment to acquire any such securities unless San Juan Bancshares first obtains the prior written consent of Texas Regional to the specific proposed transaction.

          4.5.7    From and after the date of this Agreement until the Closing Date, San Juan Bancshares will not, and will not permit any of its subsidiaries to, (i) permit any change to be made in the Articles of Incorporation or Bylaws of San Juan Bancshares or any subsidiary thereof, or (ii) take any action described in section 2.11 herein, without the prior written consent of Texas Regional.

          4.5.8    San Juan Bancshares and Texas Country Bank shall terminate all existing data processing contracts, if any (including item processing service contracts) and automated teller machine system contracts, in each case effective upon the Closing of the transaction or on such date as is mutually acceptable to San Juan Bancshares and Texas Regional. All costs and expenses related to such termination shall be fully paid or accrued by Texas Country Bank and San Juan Bancshares prior to Closing.

          4.5.9    Prior to Closing, San Juan Bancshares shall obtain extended reporting period coverage (sometimes referred to as "tail coverage") for the San Juan Bancshares directors' and officers' insurance policy that is in effect as of the date of this Agreement (which policy provides limits of liability in the amount of $1,000,000 per occurrence and $1,000,000 in the aggregate), or other continuation of such coverage, for a period of two (2) years following Closing. The full amount of the premium and other cost thereof shall be fully paid or accrued by Texas Country Bank and San Juan Bancshares prior to Closing.

        4.6    Employee Benefits.    Each former San Juan Bancshares (or Texas Country Bank) employee who becomes an employee of Texas Regional or Texas State Bank at the time of Closing (each a "Continuing Employee") will be given credit for any period of service with Texas Country Bank for purposes of the Texas Regional Employee Stock Ownership Plan (with 401(k) provisions) and therefore will be eligible to participate in such Plan on the same basis as similarly situated employees of other Texas Regional subsidiaries, provided, however, that any compensation base for purposes of determining contributions on such Continuing Employee's behalf will only include compensation paid by Texas State Bank following the date of Closing. All such participation shall be subject to the terms of such plans as may be in effect from time to time and this section 4.6 is not intended to give Continuing Employees any rights or privileges superior to those of other employees of Texas Regional subsidiaries. Texas Regional may terminate or modify the Plan or any other employee benefit plan, in its discretion (subject to applicable limitations provided by law), and Texas Regional's obligation under this section 4.6 shall not be deemed or construed to provide duplication of similar benefits. Each Continuing Employee shall also receive other employee benefits offered by Texas Regional from time to time to other employees of Texas Regional with comparable years of service, including vacation, medical coverage, and dental coverage (if any).

        4.7    Regulatory Approvals and Registration Statement.    Texas Regional shall file all regulatory applications required in order to consummate the Merger, including but not limited to the necessary applications for the prior approval of the Federal Reserve Board. Texas Regional shall keep San Juan Bancshares reasonably informed as to the status of such applications and make available to San Juan Bancshares, upon reasonable request by San Juan Bancshares from time to time, copies of such applications and any supplementary filed materials at Texas Regional's expense. Texas Regional shall file with the SEC a registration statement (the "Registration Statement") relating to the shares of Texas Regional Class A Voting Common stock to be issued to the shareholders of San Juan Bancshares pursuant to this Agreement, and shall use its best efforts to cause the Registration Statement to become effective. San Juan Bancshares and its shareholders shall cooperate fully with Texas Regional in connection with the registration of the shares and shall be provided an opportunity to review and provide comments, prior to their filing, on any registration statement prepared in connection with the registration of the shares to be distributed to San Juan Bancshares shareholders by Texas Regional in connection with the merger. San Juan Bancshares specifically agrees to provide any information Texas Regional or its advisors may reasonably require in connection with registration of the shares, including a description of the business of San Juan Bancshares and its subsidiaries. San Juan Bancshares agrees to use the proxy statement included within the registration statement for purposes of solicitation of proxies in connection with the special meeting of the San Juan Bancshares shareholders called to consider the merger transaction. At the time the Registration Statement becomes effective, the Registration Statement shall comply in all material respects with applicable provisions of the Securities Act of 1933, as amended, and the published rules and regulations thereunder, and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading, and, at the time of mailing thereof to the shareholders of San Juan Bancshares, at the time of the shareholders' meeting of San Juan Bancshares and at the Effective Time, the proxy statement/prospectus included as part of the Registration Statement, as amended or supplemented by any amendment or supplement, shall not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not false or misleading. Texas Regional shall timely file all documents required to obtain all necessary blue sky permits and approvals, if any, required to carry out the transactions contemplated by this Agreement, shall pay all expenses incident thereto and shall use its best efforts to obtain such permits and approvals on a timely basis. Texas Regional shall promptly and properly prepare and file at Texas Regional's expense (i) any application or notification required by Nasdaq to notify Nasdaq of the issuance of shares of Texas Regional Class A Voting Common stock pursuant to this Agreement, and (ii) any filings required under the 1934 Act relating to the transactions contemplated herein.

        4.8    Consummation of Agreement.    Texas Regional shall use its best efforts to perform and fulfill all conditions and obligations on its part to be performed or fulfilled under this Agreement and to effect the Merger in accordance with the terms and conditions of this Agreement.

        4.9    Termination of Employment Contracts and Employee Benefit Plans.    Prior to Closing, San Juan Bancshares will terminate (without liability or penalty to San Juan Bancshares, any subsidiary of San Juan Bancshares, Texas Regional, any subsidiary of Texas Regional, or any other person or entity, or if there is a liability or penalty, which liability or penalty has been fully accrued and accounted for by San Juan Bancshares) any existing employment contracts, employee or contractor severance agreements or policies, salary continuation agreements, deferred compensation and incentive compensation agreements, and other services contracts, and any other contracts with employees, and any vacation benefit or other employee benefit plan, except for (i) those specifically approved for continuation in writing by Texas Regional, and (ii) the existing deferred compensation plans for the benefit of Travis P. Neely and Gilberto De Leon (the "Existing Deferred Compensation Plans"). The Existing Deferred Compensation Plans shall not be terminated. As of the Closing Date, the full amount of both the liability and the related expense shall be reflected on the financial statements of San Juan Bancshares and subsidiaries, as required by generally accepted accounting principles. Without limiting the generality of the foregoing, at or prior to Closing Texas Country Bank and San Juan Bancshares shall terminate and discharge by payment or otherwise any accrued and unused vacation pay or benefit to which any employee of Texas Country Bank or San Juan Bancshares may be entitled, so that there shall be no accrued vacation liability as of the date of Closing. All costs and expenses related to any of the foregoing shall be fully paid or accrued by Texas Country Bank or San Juan Bancshares prior to Closing.

        4.10    Access to Information.    Texas Regional shall disclose and make available to San Juan Bancshares all information regarding Texas Regional and its subsidiaries and their business activities or prospects in which San Juan Bancshares may have a reasonable legitimate interest in furtherance of the transactions contemplated by this Agreement. San Juan Bancshares will hold any such information which is nonpublic in strictest confidence and will not disclose the same without the prior written consent of Texas Regional, except to the extent that such disclosure is required by applicable law or a court of competent jurisdiction.

        4.11    Confidentiality.    In order to assist each of Texas Regional and San Juan Bancshares in evaluating the other and as a part of the preparation for and consummation of the transactions herein described, Texas Regional and San Juan Bancshares (each a "Disclosing Party") may disclose, reveal, or furnish to the other party, or to any person acting on behalf of such Party (collectively, the "Receiving Party") and its directors, officers, employees, consultants, investment bankers, professional advisors and other representatives or agents (collectively called "Representatives") either orally, in writing, or by inspection, confidential or proprietary information or documents relating to the business or affairs of the Disclosing Party that would be helpful to the Receiving Party in such discussions and evaluation (such documents and information are herein referred to as "Confidential Information"). The Confidential Information to be disclosed, revealed, or furnished might include, but is not limited to, financial statements, information regarding securities portfolios, cost and expense data, loan information, employee lists, customer or client lists, marketing and customer data and such other information as has been or may be disclosed, revealed or furnished before or after the date hereof by the Disclosing Party to a Receiving Party or its Representatives. Confidential Information does not include, however, information which the Receiving Party can show by written document to be or have been (a) generally available to the public other than as a result of a disclosure by Receiving Party or its Representatives, (b) available to the Receiving Party from a person other than the Disclosing Party who, to such Receiving Party's knowledge, is neither otherwise bound by a confidentiality agreement with the Disclosing Party, or is otherwise prohibited from transmitting the information to the Receiving Party, or (c) known to the Receiving Party prior to its disclosure by the Disclosing Party. In consideration of the disclosure of the Confidential Information, Texas Regional and San Juan Bancshares agree as follow:

          (a)    No Disclosure. Except as otherwise described in this paragraph (a) and except as required by law, the Receiving Party will treat the Confidential Information as proprietary and confidential, and (i) will not in any way disclose, reveal, or furnish the Confidential Information to any person or entity other than the Receiving Party's Representatives and others who are directly participating in the evaluation of the Confidential Information or the evaluation, negotiation, documentation and consummation of the Transaction and related regulatory and securities registration activities, (ii) will not use the Confidential Information for its benefit or for any purpose other than in connection with the evaluation, negotiation, documentation and consummation of the Transaction and related regulatory and securities registration activities, and (iii) will not without the prior written consent of the Disclosing Party, directly or indirectly, in any manner, request, influence, or induce any employee of the Disclosing Party to leave his or her employment with the Disclosing Party, or employ any such employee. The Receiving Party further agrees (i) to disclose Confidential Information only to its Representatives and others who need to know the Confidential Information for the purpose of assisting the Receiving Party in evaluating the Disclosing Party or its business or otherwise for purposes related to the transactions herein described, and (ii) that the Receiving Party will use commercially reasonable efforts to cause all of such Representatives to act in accordance herewith and be bound by this Agreement.

          (b)    Compelled Disclosure. In the event that the Receiving Party becomes legally compelled to disclose the Confidential Information, or any portion thereof, the Receiving Party will provide the Disclosing Party with prompt notice of any legal actions compelling or seeking to compel disclosure or threats of such action, so that the disclosing party may seek a protective order or other appropriate remedy or waive compliance, with the provisions of this Section 4.11. In the event that such protective order or other remedy is not obtained or the Disclosing Party waives compliance with the provisions of this Section 4.11, the Receiving Party will furnish or cause to be furnished only that portion of the Confidential Information which it is legally required to furnish, and will exercise its best efforts to obtain reliable assurances that confidential treatment will be accorded the Confidential Information so furnished. In any event, notwithstanding the foregoing, the Receiving Party shall be entitled to disclose Confidential Information as part of any required applications to regulatory authorities, pursuant to which the Receiving Party is requesting approvals that are required as conditions to the consummation of the transactions herein described. To the extent permitted by applicable regulatory authorities, the Receiving Party will submit Confidential Information in connection with any regulatory application separately bound and labeled as confidential, as allowed pursuant to the Freedom of Information Act or the Texas Open Records Act as applicable

          (c)    Return of Confidential Information. In the event that this Agreement is terminated and the proposed transaction herein described not consummated, each Receiving Party, as soon as practicable thereafter, and upon the Disclosing Party's request, shall promptly either destroy or deliver to the Disclosing Party any and all Confidential Information, including, without limitation, all copies, summaries, analyses, or extracts thereof or based thereon in the possession of the Receiving Party or the Receiving Party's Representatives.

        4.12    Public Announcement.    The press release issued to announce the execution hereof, and any subsequent press release shall be prepared and issued by Texas Regional, but will be subject to the prior review and comment of San Juan Bancshares, to the extent reasonably practicable under the circumstances. If it is not practicable to permit prior review by San Juan Bancshares of any such press release, Texas Regional shall nonetheless use its best efforts to provide prompt notification of the issuance of such press release to San Juan Bancshares. San Juan Bancshares shall not issue any press release or otherwise make any public statement about the transaction herein described without the express prior written consent of Texas Regional.

        4.13    Action by Texas Regional Prior to Closing.    Texas Regional will, and will cause its subsidiaries to, conduct their respective business operations prior to Closing in a manner generally consistent with past practices.

ARTICLE 5
CONDITIONS TO OBLIGATIONS OF TEXAS REGIONAL

        In addition to any other condition herein described as a condition to the obligations of Texas Regional under this Agreement, the obligations of Texas Regional under this Agreement are subject, in the discretion of Texas Regional, to the satisfaction at or prior to the Closing Date of each of the following conditions:

        5.1    Compliance with Representations and Covenants.    The representations and warranties made by San Juan Bancshares in this Agreement shall have been true in all material respects when made and, except for changes as contemplated herein, shall be true in all material respects at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and San Juan Bancshares shall have performed or complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing. Texas Regional shall have been furnished with a certificate, signed by the President of San Juan Bancshares in his capacity as such and dated the Closing Date, a certificate, signed by the President of San Juan Delaware, and a certificate, signed by the President of San Juan Bancshares in his capacity as such and dated the Closing Date, in each case to the foregoing effect.

        5.2    Shareholder Approval.    The shareholders of San Juan Bancshares shall have approved the transaction at a duly called meeting of the shareholders and San Juan Bancshares shall have delivered to Texas Regional a certificate signed by the President and Secretary of San Juan Bancshares in his or her capacity as such, confirming the approval of this transaction by the requisite vote of the shareholders of San Juan Bancshares.

        5.3    Dissenters.    Shareholders holding an aggregate of not greater than five percent (5%) of the issued and outstanding shares of San Juan Bancshares shall have taken steps set forth in Article 5.12.A(1)(a) of the Texas Business Corporation Act in an effort to exercise dissenters' rights of appraisal with respect to the transaction, excluding for these purposes shareholders who have subsequently abandoned (including abandonment as a result of a failure to comply with applicable procedures) their dissenters' rights of appraisal.

        5.4    Regulatory Approvals.    Texas Regional shall have received approval of the transactions contemplated by this Agreement including the merger of San Juan Bancshares and San Juan Delaware with and into TRD, and the merger of Texas Country Bank with and into Texas State Bank, from all necessary governmental agencies and authorities, including the Texas Banking Department and the Federal Reserve Board, and such approvals and transactions contemplated hereby shall not have been contested by any federal or state governmental authority nor by any other third party by formal proceeding. It is understood that, if any contest as aforesaid is brought by formal proceedings, Texas Regional may, but shall not be obligated to, answer and defend such contest.

        5.5    Litigation.    On the Closing Date, there shall not be any litigation, investigation, inquiry or proceeding pending or threatened in or by any court or governmental agency or authority which might result in action to restrain, enjoin or prohibit consummation of the transaction contemplated by this Agreement or which might result in divestiture, rescission or damages in connection with such transactions or involving any of the assets, properties, business or operations of San Juan Bancshares or any of its subsidiaries which might result in a Material Adverse Effect on the financial condition, results of operations, business or prospects of San Juan Bancshares or any of its subsidiaries. Texas Regional shall have been furnished with a certificate, dated the Closing Date and signed by the President of San Juan Bancshares and each of its subsidiaries, to the effect that no such litigation, investigation, inquiry or proceeding is pending, or, to the best of his or her knowledge, threatened. For purposes of this Agreement, the term "Material Adverse Effect" shall mean any set of circumstances or events which, individually or in the aggregate, would or could constitute or cause a material effect on or to the assets, business, operations, liabilities, profits, or condition (financial or otherwise) of a person, or on the ability of such person to perform its obligations under this Agreement or any related agreements to which such person is a party, or to consummate the transactions contemplated by this Agreement or any related agreement.

        5.6    Opinion of Counsel.    Prior to closing, San Juan Bancshares shall deliver to Texas Regional the opinion of San Juan Bancshares' counsel, in form and content satisfactory to Texas Regional, to the effect that

          (i)    San Juan Bancshares is a duly organized, validly existing and in good standing as a corporation under the laws of the state of Texas, and is registered as a bank holding company under applicable regulations and requirements of the Federal Reserve Board;

          (ii)    the authorized capital stock of San Juan Bancshares consists of 1,000,000 shares of common stock, par value of $1.00 per share, of which a total of 11,239 shares are issued and outstanding, which shares have been validly issued, are fully paid and are nonassessable. To the best knowledge and belief of such counsel, there are no options, warrants, conversion or other rights, agreements or commitments of any kind obligating San Juan Bancshares to issue or sell any shares of its capital stock of any class, or securities convertible into or exchangeable for any such shares, and there are no stock appreciation rights or similar rights outstanding, and no authorization for any of the foregoing has been given;

          (iii)    San Juan Delaware is a duly organized, validly existing and in good standing as a corporation under the laws of the state of Delaware, and is registered as a bank holding company under applicable regulations and requirements of the Federal Reserve Board;

          (iv)    the authorized capital stock of San Juan Delaware consists of 1,000 shares of capital stock, par value of $0.01 per share, all of which shares are validly issued, fully paid, nonassessable, and owned beneficially and of record by San Juan BancsharesNo shares of preferred stock and no options, warrants, conversion or other rights, agreements or commitments of any kind obligating San Juan Delaware to issue or sell any shares of its capital stock of any class, or securities convertible into or exchangeable for any such shares, are outstanding, and no stock appreciation rights or similar rights are outstanding, and no authorization for any of the foregoing has been given;

          (v)    Texas Country Bank is duly organized, validly existing and in good standing as a banking association under the laws of the State of Texas;

          (vi)    the authorized capital stock of Texas Country Bank consists of 25,000 shares of capital stock, par value of $0.01 per share, all of which shares are validly issued, fully paid, nonassessable, and owned beneficially and of record by San Juan Delaware. No shares of preferred stock, and no options, warrants, conversion or other rights, agreements or commitments of any kind obligating

  Texas Country Bank to issue or sell any shares of its capital stock of any class, or securities convertible into or exchangeable for any such shares, are outstanding, and no stock appreciation rights or similar rights are outstanding, and no authorization for any of the foregoing has been given;

          (vii)    this Agreement has been duly authorized by all necessary corporate action on the part of San Juan Bancshares, its directors and shareholders, and by San Juan Delaware, its directors and shareholders, and this Agreement constitutes the valid and binding obligation of San Juan Bancshares enforceable in accordance with its terms except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the rights of creditors generally;

          (viii)    this Agreement and the consummation of the transaction herein described do not and will not violate, conflict with or constitute a breach of any term, condition, or provision of the Articles of Incorporation or Bylaws of San Juan Bancshares, the Certificate of Incorporation or Bylaws of San Juan Delaware, the Articles of Association or Bylaws of Texas Country Bank, or, to the best knowledge and belief of such counsel, any agreement or instrument to which San Juan Bancshares, San Juan Delaware or Texas Country Bank is a party or is bound, or any law, regulation, judgment or order binding on any of them; and

          (ix)    the merger of Texas Country Bank with and into Texas State Bank has been duly authorized by all necessary corporate action on the part of Texas Country Bank, its directors and shareholders, and the consummation of the merger of Texas Country Bank with and into Texas State Bank will not violate, conflict with or constitute a breach of any term, condition, or provision of the Articles of Association or Bylaws Texas Country Bank, or, to the best knowledge and belief of such counsel, any agreement or instrument to which San Juan Bancshares, San Juan Delaware or Texas Country Bank is a party or is bound, or any law, regulation, judgment or order binding on any of them.

        5.7    Due Diligence Review; No Material Adverse Effect.    Texas Regional and its employees, agents, attorneys, accountants and other representatives shall be entitled to review and monitor the assets, liabilities, business and prospects of San Juan Bancshares and its subsidiaries during the period from the date hereof to the time of Closing. No change shall have occurred in the condition, financial position or business prospects of San Juan Bancshares or any of its subsidiaries which has had, or which in the exercise of reasonable judgment Texas Regional determines could have, a Material Adverse Effect on such condition, financial position or business prospects.

        5.8    Consents, Approvals and Estoppel Certificates.    Texas Regional shall have received all such consents, approvals, estoppel certificates and other assurances, in each case in form and content reasonably satisfactory to Texas Regional, from any party to an agreement with San Juan Bancshares or any of its subsidiaries, or by which San Juan Bancshares or any of its subsidiaries is bound as a result of an order of any authority, or pursuant to any other legal requirement. Without limiting the generality of the foregoing, Texas Regional shall have received consents and estoppel certificates from each landlord of San Juan Bancshares or any subsidiary of San Juan Bancshares and from each tenant of any of them, consenting (if Texas Regional deems such consent necessary) to the transfer by operation of law of any outstanding lease or rental agreement, attesting to the validity of each lease to which San Juan Bancshares or any subsidiary is a party, the fact that no default exists (or which could with the passage of time or notice could exist) under the lease, and providing for such other matters as may be deemed advisable to Texas Regional.

        5.9    Net Worth of San Juan Bancshares and Texas Country Bank.    The net worth of San Juan Bancshares, calculated in accordance with applicable regulatory requirements, shall be not less than the sum of $4,400,000 plus (i) net income (but excluding for these purposes any net losses), if any, from June 21, 2002 until the date of Closing (after accounting for the costs and expenses incurred by San Juan Bancshares and its subsidiaries contemplated hereby or incurred in anticipation of the consummation of the transactions herein described and after adjustment to reflect proration of prepaid property taxes); plus (ii) an amount equal to the aggregate fair value of the Trust Property, which is to be contributed to San Juan Bancshares prior to Closing as required by this Agreement. The obligations of Texas Regional shall be conditioned upon receipt of unaudited financial statements as of immediately preceding the Closing (or other date acceptable to both Texas Regional and San Juan Bancshares), prepared in accordance with generally accepted accounting principles consistently applied, of San Juan Bancshares and Texas Country Bank, reflecting confirmation of the foregoing and that there have been no changes in the financial condition of San Juan Bancshares and Texas Country Bank constituting (or that in Texas Regional's reasonable judgment could result in) a Material Adverse Effect on such financial condition, and no such changes shall occur prior to closing. San Juan Bancshares and Texas Country Bank shall not pay any dividends or make any distributions in respect of its capital stock prior to Closing. In the event that the net worth requirement of this paragraph is not met, Texas Regional at its sole election shall be entitled to reduce the number of Closing Shares (and correspondingly decrease the Closing Exchange Ratio) by an amount equal to the quotient when the amount by which the net worth fails to meet the required threshold is divided by $33.33. The number of shares to be delivered to each San Juan Bancshares shareholder shall be reduced proportionately. For purposes of this Agreement, the term "net worth" as of any measurement date shall mean the sum of common stock, surplus and retained earnings of San Juan Bancshares and Texas Country Bank, as determined in accordance with generally accepted accounting principles on a consolidated basis, plus unrecognized securities gains or minus unrecognized securities losses.

        5.10    Expenses and Termination of Certain Agreements.

          a.    All costs and expenses incurred by Texas Country Bank or by San Juan Bancshares and related to the consummation of the transactions herein described shall be fully paid or accrued by Texas Country Bank and San Juan Bancshares prior to closing.

          b.    Without limiting the generality of the foregoing, all of San Juan Bancshares' or Texas Country Bank's data processing contracts (including item processing service contracts), automated teller machine system contracts, employment contracts, employee or contractor severance agreements or policies, incentive compensation arrangements, and other services contracts shall be terminated by San Juan Bancshares or Texas Country Bank prior to closing on a date to be coordinated with Texas Regional, except for the Existing Deferred Compensation Plans. All costs and expenses related to such terminations shall be reflected on the San Juan Bancshares and subsidiary financial statements. In the event that the foregoing costs and expenses incurred by Texas Country Bank and San Juan Bancshares exceeds an aggregate of $100,000, the aggregate number of shares to be issued in the merger transaction will be reduced by a number of shares equal to the quotient when the amount of such excess is divided by $33.33, and the Closing Exchange Ratio shall be reduced proportionately. If Texas Regional requests, the conversion of Texas Country Bank to Texas Regional's data processing system will take place subsequent to receipt of regulatory approval for the merger transactions, but prior to closing, provided that either (i) Texas Regional obtains San Juan Bancshares' consent to the conversion, or (ii) all material conditions to Texas Regional's obligation to close have been satisfied or waived.

        5.11    Fairness Opinion.    As and to the extent that Texas Regional shall deem it necessary, appropriate or advisable, Texas Regional shall have received a fairness opinion, in form and content acceptable to Texas Regional in its sole discretion, and rendered by a firm acceptable to Texas Regional in its sole discretion, as to the fairness of the transaction to Texas Regional and the shareholders of Texas Regional. Such fairness opinion shall not have been withdrawn or materially and adversely modified prior to Closing.

        5.12    Declaration of Effectiveness of Registration Statement and Other Approvals.    The SEC shall have declared effective the registration statement for registration of the transaction pursuant to which shares of Texas Regional Class A Voting Common stock are to be issued to shareholders of San Juan Bancshares, including both the Closing Shares and the Holdback Shares, and there shall be no order or action pending or threatened to withdraw such declaration or to prohibit or otherwise restrict the issuance of such shares, and any and all such actions as Texas Regional may deem necessary or advisable shall have been taken to cause the qualification or registration, by notification or otherwise, of the transaction or the shares in any state in which such qualification or registration is deemed necessary by Texas Regional. Any action required to be taken by Nasdaq to qualify or otherwise approve all such shares for trading on the National Market System shall have been received.

        5.13    Tax Opinion.    Texas Regional shall have received an opinion of counsel satisfactory to Texas Regional to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code and no gain or loss will be recognized by the shareholders of San Juan Bancshares to the extent that they receive Texas Regional Class A Voting Common stock solely in exchange for their San Juan Bancshares capital stock in the Merger.

ARTICLE 6
CONDITIONS TO OBLIGATIONS OF SAN JUAN BANCSHARES

        The obligations of San Juan Bancshares under this Agreement are subject, in the discretion of San Juan Bancshares, to the satisfaction at or prior to the Closing Date, of each of the following conditions:

        6.1    Compliance with Representations and Covenants.    The representations and warranties made by Texas Regional in this Agreement shall have been true in all material respects when made and, except as may otherwise be contemplated or permitted herein, shall be true in all material respects as of the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and Texas Regional shall have performed or complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing. San Juan Bancshares shall have been furnished with a certificate dated the Closing Date, signed by the President of Texas Regional, in his capacity as such, to the foregoing effect.

        6.2    Shareholder Approval.    The shareholders of San Juan Bancshares shall have approved the transaction at a duly called meeting of the shareholders.

        6.3    Regulatory Approvals.    Texas Regional shall have received approval of the transactions contemplated by this Agreement, including the merger of San Juan Bancshares and San Juan Delaware with and into TRD, and the merger of Texas Country Bank with and into Texas State Bank, from all necessary governmental agencies and authorities, including the Texas Banking Department and the Federal Reserve Board, and such approvals and transactions contemplated hereby shall not have been contested by any federal or state governmental authority nor by any other third party by formal proceeding. It is understood that, if any contest as aforesaid is brought by formal proceedings, San Juan Bancshares may, but shall not be obligated to, answer and defend such contest.

        6.4    Litigation.    On the Closing Date, there shall not be any litigation, investigation, inquiry or proceeding pending or threatened in or by any court or governmental agency or authority which might result in action to restrain, enjoin or prohibit consummation of the transactions contemplated by this Agreement or which might result in divestiture, rescission or damages in connection with such transactions or which could reasonably be expected to result in a Material Adverse Effect on the financial condition or operations of Texas Regional, and San Juan Bancshares shall have been furnished with a certificate, dated the Closing Date and signed by the President of Texas Regional, in his capacity as such, to the effect that no litigation, investigation, inquiry or proceeding is pending, or, to the best of his knowledge, threatened.

        6.5    Declaration of Effectiveness of Registration Statement.    The SEC shall have declared effective the registration statement for registration of the transaction pursuant to which shares of Texas Regional Class A Voting Common stock are to be issued to shareholders of San Juan Bancshares and there shall be no order or action pending or threatened to withdraw such declaration or to prohibit or otherwise restrict the issuance of such shares, and any and all such actions as Texas Regional may deem necessary or advisable shall have been taken to cause the qualification or registration, by notification or otherwise, of the transaction or the shares in any state in which such qualification or registration is deemed necessary by Texas Regional.

        6.6    Opinion of Counsel.    Prior to closing, Texas Regional shall deliver to San Juan Bancshares the opinion of Texas Regional's counsel, in form and content satisfactory to San Juan Bancshares, as to the validity of the approvals of the Merger by the board of directors of Texas Regional and by the board of directors and shareholders of TRD.

ARTICLE 7
TERMINATION AND ABANDONMENT

        7.1    Right of Termination.    This Agreement and the transactions contemplated hereby may be terminated and abandoned at any time prior the Effective Time (notwithstanding approval thereof by the shareholders of San Juan Bancshares), as follows, and in no other manner:

          A.    By the mutual consent of Texas Regional and San Juan Bancshares, duly authorized by the respective boards of directors.

          B.    By either San Juan Bancshares or Texas Regional if the conditions precedent to such party's obligations to close specified in Articles 5, 6, 7, and 8 hereof have not been met or waived.

          C.    By either San Juan Bancshares or Texas Regional, if the Closing shall not have been accomplished on or before February 14, 2003.

          D.    By Texas Regional, at its sole option, if as a result of its review of San Juan Bancshares, Texas Regional determines in good faith that facts, events or circumstances exist which have had, or in the exercise of its reasonable judgment could have, a Material Adverse Effect on the condition, financial position or business prospects of San Juan Bancshares or its subsidiary.

          E.    By Texas Regional or San Juan Bancshares if it reasonably determines, in good faith, after consulting with counsel and with the concurrence of the other party, that there is substantial likelihood that any necessary regulatory approval will not be obtained or will be obtained only upon a condition or conditions that make it inadvisable to proceed with the transactions contemplated by this Agreement.

          F.    By either party ("Notifying Party") if the other party shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or in any other agreement contemplated hereby, and such failure shall not have been cured within a period of ten (10) calendar days after notice from the Notifying Party, or if any of the representations or warranties of the other party contained herein or therein shall be inaccurate in any material respect.

        7.2    Notice of Termination.    The power of termination provided for by Section 7.1 hereof may be exercised only by a notice given in writing, as provided in Section 9.3 of this Agreement.

        7.3    Effect of Termination.    Without limiting any other relief to which either party hereto may be entitled for breach of this Agreement, in the event of the termination and abandonment of this Agreement pursuant to the provisions of Section 7.1 hereof, no party to this Agreement shall have any further liability or obligation in respect of this Agreement, except for (a) liability of a party for expenses pursuant to Section 9.2 hereof, and (b) the provisions of Section 4.11 hereof shall remain applicable.

ARTICLE 8
CLOSING OBLIGATIONS

        8.1    Texas Regional Obligations.    At the Closing, Texas Regional shall deliver the following:

          8.1.1    Certificate of Merger, in the form required to be delivered for filing with the Secretary of State of Delaware, pursuant to applicable provisions of the Delaware General Corporation Law, and Articles of Merger in the form required to be delivered for filing with the Secretary of State of Texas, pursuant to applicable provisions of Texas law, providing for the merger of San Juan Bancshares and San Juan Delaware with and into TRD;

          8.1.2    Officer's Certificate, including an incumbency certification and further certifying as to the existence and good standing of the Texas Regional, the accuracy of all representations and warranties of Texas Regional, the approval by the Board of Directors of Texas Regional and TRD of resolutions authorizing and approving the merger transaction;

          8.1.3    Such other documents, certificates, and other items as may be required to be delivered by Texas Regional pursuant to the terms of this Agreement or as may be reasonably requested by San Juan Bancshares to effectuate the transaction herein described;

          8.1.4    Authorization to the Texas Regional transfer agent and registrar to issue and deliver the Closing Shares, after all adjustments have been made as herein described, to the former San Juan Bancshares shareholders;

          8.1.5    An opinion of Texas Regional's counsel in form and substance required by this Agreement and otherwise acceptable to San Juan Bancshares; and

          8.1.6    Such other documents, certificates, and other items as may be required to be delivered by Texas Regional pursuant to the terms of this Agreement or as may be reasonably requested by San Juan Bancshares to consummate the transaction herein described.

        8.2    San Juan Bancshares Obligations.    At the Closing, San Juan Bancshares shall deliver the following to Texas Regional:

          8.2.1    Certificate of Merger, in the form required to be delivered for filing with the Secretary of State of Delaware, pursuant to applicable provisions of the Delaware General Corporation Law, and Articles of Merger in the form required to be delivered for filing with the Secretary of State of Texas, pursuant to applicable provisions of Texas law, providing for the merger of San Juan Bancshares and San Juan Delaware with and into TRD.

          8.2.2    Officer's Certificates of San Juan Bancshares, San Juan Delaware and Texas Country Bank, including an incumbency certification in each case, and further certifying as to the existence and good standing of each entity, the accuracy of all representations and warranties of San Juan Bancshares, the approval by the Board of Directors of each of San Juan Bancshares, San Juan Delaware and Texas Country Bank, and by the shareholders of San Juan Bancshares, by San Juan Bancshares as the sole shareholder of San Juan Delaware, and by San Juan Delaware as the sole shareholder of Texas Country Bank, in each case authorizing and approving the transaction.

          8.2.3    Certificates of Existence of each of San Juan Bancshares (issued by the Secretary of State of Texas), San Juan Delaware (issued by the Secretary of State of Delaware) and Texas Country Bank (issued by the Texas Banking Department) in each case dated as of a date not more than five days prior to the Closing;

          8.2.4    Certificate of Good Standing of each of San Juan Bancshares (issued by the Texas Comptroller of Public Accounts), San Juan Delaware (issued by the Secretary of State of Delaware) and Texas Country Bank (issued by the Texas Comptroller of Public Accounts), in each case dated as of a date not more than ten days prior to the Closing;

          8.2.5    Certificates of adoption of appropriate resolutions, Certificates of Merger, Articles of Merger and other documents as may be required by Texas Regional to effect the merger of San Juan Bancshares and San Juan Delaware with and into TRD, and to effect the merger of Texas Country Bank with and into Texas State Bank;

          8.2.6    An opinion of San Juan Bancshares' counsel in form and substance required by this Agreement and otherwise acceptable to Texas Regional; and

          8.2.7    Such other documents, certificates, and other items as may be required to be delivered by San Juan Bancshares pursuant to the terms of this Agreement or as may be reasonably requested by Texas Regional to consummate the transaction herein described.

        8.3    Closing Date.    Each of Texas Regional and San Juan Bancshares agree to use reasonable efforts to cause the merger to be consummated and closed on or prior to November 30, 2002; provided, however, that neither Texas Regional nor San Juan Bancshares shall be liable to the other or to any other person if, for any reason (including any reason in the direct or indirect control of that party), the merger is not closed on or prior to that date.

ARTICLE 9
MISCELLANEOUS

        9.1    Brokers.    Texas Regional and San Juan Bancshares agree that no third party has in any way brought the parties together or been instrumental in the making of this Agreement, and that no person has any lawful claim for any commission, brokerage or finder's fee, or other payment with respect to this Agreement, the merger of Texas Country Bank with and into Texas State Bank, or the transactions contemplated hereby and thereby based on any alleged agreement or understanding between such party and any third person, whether express or implied from the actions of such party. Texas Regional and Texas State Bank will not be responsible for any brokerage or finders fees in connection with the transactions.

        9.2    Expenses.    No part of the personal expenses incurred by any shareholders of San Juan Bancshares in connection with the transaction contemplated hereby shall be borne by San Juan Bancshares, Texas Country Bank or Texas Regional. San Juan Bancshares shall bear and be responsible for its own attorney's and accountant's fees and other expenses, including the cost of soliciting proxies and conducting the shareholders' meeting called to consider the merger transactions, including attorney's fees for counsel to San Juan Bancshares (all of which must be reasonable in amount and all of which shall be fully paid or accrued prior to closing). Texas Regional shall bear and be responsible for its own attorney's fees and other expenses in connection with the evaluation of the transaction described herein and in connection with the consummation of the transactions contemplated hereby, except as otherwise provided herein.

        9.3    Notices.    Any notice given hereunder shall be in writing and shall be deemed delivered on the earlier of actual receipt or the time of deposit in the United States mail, by registered or certified mail, return receipt requested, postage prepaid, addressed to the party to whom such notice is to be sent at the following addresses:

        If to Texas Regional or to Texas State Bank, then to:

    Texas Regional Bancshares, Inc.
    3900 North 10th Street, 11th Floor
    McAllen, Texas 78501
    Attention: Mr. Glen E. Roney
                                  Chairman of the Board

          with a copy to:

      William A. Rogers, Jr.
      Rogers & Whitley, L.L.P.
      816 Congress Avenue, Suite 1100
      Austin, Texas 78701

  If to San Juan Bancshares, San Juan Delaware, Texas Country Bank, or the Principal Shareholders, then to:

    San Juan Bancshares, Inc.
    235 W. 5th Street
    San Juan, Texas 78589
    Attention: Mr. Travis P. Neely,
                                  Chairman of the Board

          with a copy to:

      Carolyn V. Kelly
      Jenkens & Gilchrist, a Professional Corporation
      1445 Ross Avenue, Suite 3200
      Dallas, Texas 75202

        9.4    Assignment; No Third Party Beneficiaries.    This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors and assigns, and, to the extent required by section 9.10, the directors, officers, and the Principal Shareholders, but shall not be assigned by any party without the prior written consent of the other party. There is no other third party beneficiary to this Agreement.

        9.5    Article and Other Headings.    Article and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        9.6    Entire Agreement.    This Agreement embodies the entire agreement between the parties with respect to the subject matter hereof, and supersedes all prior arrangements, understandings, agreements or covenants between the parties. This Agreement may only be modified by an instrument in writing executed by both Texas Regional and San Juan Bancshares.

        9.7    Waivers.    Texas Regional or San Juan Bancshares may, by an instrument in writing, extend the time for or waive the performance of any of the obligations of the other or waive compliance with any of the covenants or conditions contained in this Agreement.

        9.8    Governing Law.    This Agreement shall be governed by the laws of the State of Texas applicable to contracts made and to be performed therein.

        9.9    Counterparts.    This Agreement may be executed in multiple counterparts, each of which when so executed shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

        9.10    Principal Shareholders of San Juan Bancshares.    Contemporaneously with the execution and delivery hereof, each Principal Shareholder is executing and delivering to Texas Regional a Shareholders Agreement and Irrevocable Proxy in the form of Schedule 9.10. The execution by each of the Principal Shareholders of San Juan Bancshares of the Shareholders Agreement and Irrevocable Proxy is a material consideration to Texas Regional, inducing Texas Regional to execute this Agreement and but for the execution of the Shareholders Agreement and Irrevocable Proxy by each of the Principal Shareholders Texas Regional would not execute this Agreement. Pursuant to the Shareholders Agreement and Irrevocable Proxy, each Principal Shareholder that is a director or executive officer of San Juan Bancshares further acknowledges and agrees that he will be subject to Rule 145 promulgated by the SEC under the 1933 Act, and each agrees not to transfer any Texas Regional stock received by such shareholder in the Merger except in compliance with applicable provisions of the 1933 Act, the 1934 Act and applicable rules and regulations promulgated thereunder, including Rule 145 and applicable provisions of Rule 144. The obligations of the Principal Shareholders described in this paragraph shall survive the closing of the transactions described in this Agreement.

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        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

TEXAS REGIONAL BANCSHARES, INC.
ATTEST:	By:
/s/ G. E. RONEY Glen E. Roney, Chairman of the Board and President
/s/ NANCY SCHULTZ Secretary
SAN JUAN BANCSHARES, INC.
ATTEST:	By:
/s/ T. P. NEELY Travis P. Neely Chairman of the Board and President
/s/ JOSEPH F. HETRICK Secretary

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  EXHIBIT 2.1
AGREEMENT AND PLAN OF REORGANIZATION
W I T N E S S E T H
ARTICLE 1 PLAN OF MERGER
ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF SAN JUAN BANCSHARES
ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF TEXAS REGIONAL
ARTICLE 4 SPECIAL COVENANTS
ARTICLE 5 CONDITIONS TO OBLIGATIONS OF TEXAS REGIONAL
ARTICLE 6 CONDITIONS TO OBLIGATIONS OF SAN JUAN BANCSHARES
ARTICLE 7 TERMINATION AND ABANDONMENT
ARTICLE 8 CLOSING OBLIGATIONS
ARTICLE 9 MISCELLANEOUS
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